UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Tetra Tech, Inc.

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TETRA TECH

Notice of 2022

ANNUAL MEETING AND PROXY STATEMENT

Leading with Science®

Today, Tetra Tech’s high-end consulting and engineering services are more in demand than ever before. With our focus on Leading with Science®, we are ideally positioned to provide the sustainable solutions that are needed in a changing world.
Dan Batrack
Chairman and Chief Executive Officer
January 2022
Dear Tetra Tech Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of Tetra Tech, which will be held on Tuesday, March 1, 2022, at 10:00 a.m. Pacific Time.
Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of 2022 Annual Meeting of Stockholders and the proxy statement.
We use the internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials and will instead receive a notice with instructions for accessing the proxy materials and voting via the internet. The notice also provides information on how stockholders can obtain paper copies of our proxy materials if they so choose. Internet transmission and voting are designed to be efficient, minimize cost, and conserve natural resources.
Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the internet, by telephone, or by mail. Voting by any of these methods will ensure your representation at the Annual Meeting.
Thank you for your continued support of Tetra Tech. We look forward to seeing you at the Annual Meeting.
Sincerely,
Dan Batrack
Chairman and Chief Executive Officer

Notice of 2022 Annual Meeting of Stockholders
Annual Meeting of Stockholders
Date	Tuesday, March 1, 2022
Time	10:00 a.m. Pacific Time
Place	Westin Pasadena 191 North Los Robles Avenue Pasadena, California 911011
Record Date	January 3, 2022
Items of Business
Proposal		Board Recommendation
Item 1	To elect the seven directors nominated by our Board to serve a one-year term	FOR
Item 2	To approve, on an advisory basis, our executive compensation	FOR
Item 3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022	FOR

1 In the event that we are unable to hold the meeting at this location due to COVID-19 pandemic-related government or public health orders, we will provide further details in a supplement to the proxy statement.

How to vote: Your vote is important

Internet	Telephone	Mail	In Person
Follow the instructions provided in the Notice, separate proxy card, or voting instruction form you received.	Follow the instructions provided in the separate proxy card or voting instruction form you received.	Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.	You can vote in person at the Annual Meeting. Beneficial holders must contact their broker or other nominee if they wish to vote in person.
Dear Tetra Tech Stockholders:
Your vote is important. Even if you cannot attend the Annual Meeting, it is important that your shares be represented and voted. To ensure your representation at the Annual Meeting, you may submit your proxy and voting instructions via the internet, by telephone, or by mail by following the instructions listed on your proxy card, notice, or voting instruction form.
Please refer to “Voting Your Shares” in the Meeting and Voting Information section on page 69 of the accompanying proxy statement for a description of each voting method. If your shares are held by a bank, broker, or other nominee (your record holder) and you have not given your record holder instructions on how to vote your shares, your record holder will not be able to vote your shares on any matter other than ratification of the appointment of the independent registered public accounting firm. We strongly encourage you to vote.
On behalf of the Board of Directors, management, and employees of Tetra Tech, we thank you for your continued support.
By order of the Board of Directors,
Preston Hopson
Senior Vice President, General Counsel, and Secretary
Important Notice about the Availability of Proxy Materials. The Notice of the 2022 Annual Meeting, proxy statement, and our 2021 Annual Report on Form 10-K are available at proxyvote.com. You are encouraged to access and review all the important information contained in our proxy materials before voting.

Proxy Summary
Proxy Summary
This section contains summary information explained in greater detail in other parts of this proxy statement and does not contain all the information you should consider before voting. Stockholders are urged to read the entire proxy statement before voting. On January 18, 2022, we intend to make our proxy materials, including this proxy statement, available to all stockholders entitled to vote at the Annual Meeting.
Tetra Tech
Tetra Tech is a leading global provider of high-end consulting and engineering services that focuses on water, environment, sustainable infrastructure, renewable energy, and international development. We are a global company that is Leading with Science® to provide innovative solutions for our public and private clients. We typically begin at the earliest stage of a project by identifying technical solutions and developing execution plans tailored to our clients’ needs and resources.
Engineering News-Record (ENR), the engineering industry’s leading magazine, has ranked Tetra Tech #1 in Water for 18 years in a row. In 2021, we were also ranked #1 in environmental management, hydro plants, water treatment/desalination, water (supply), and wind power. ENR also ranked Tetra Tech in the top 10 in numerous categories, including dams and reservoirs, solid waste, environmental science, chemical and soil remediation, hazardous waste, solar power, and site assessment and compliance.
Our reputation for high-end consulting and engineering services and our ability to develop innovative, sustainable solutions for water and environmental management has supported our growth for more than 55 years. Today, we are proud to be making a difference in people’s lives worldwide through our high-end consulting, engineering, and technology service offerings. In fiscal 2021, we worked on 70,000 projects, in more than 100 countries on seven continents, with a talent force of 21,000 employees. We are Leading with Science® throughout our operations, with domain experts across multiple disciplines supported by our advanced analytics, artificial intelligence (AI), machine learning, and digital technology solutions. Our ability to provide innovation and first-of-kind solutions is enhanced by partnerships with our forward-thinking clients. We are diverse, equitable, and inclusive, embracing the breadth of experience across our talented workforce worldwide with a culture of innovation and entrepreneurship. We are disciplined in our business, and focused on delivering value to customers and high performance for our stockholders. In supporting our clients, we seek to add value and provide long-term sustainable consulting, engineering and technology solutions.
Items Being Voted on at the Annual Meeting
Stockholders will be asked to vote on the following items at the Annual Meeting:
Item	Board Recommendation	Vote Required	Discretionary Broker Voting
Item 1. Election of directors	FOR each nominee	Majority of votes cast	No
Item 2. Advisory vote to approve executive compensation	FOR	Majority of shares represented and entitled to vote on the item	No
Item 3. Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2022	FOR	Majority of shares represented and entitled to vote on the item	Yes
Fiscal Year 2021 Performance Highlights
Tetra Tech’s fiscal year (FY) 2021 operating results were strong and demonstrated increased performance compared to FY 2020, which was itself a year of strong operational and financial performance. In FY 2021 we achieved record highs in revenue, net revenue, earnings per share (EPS), operating income, cash from operations, and backlog even with the disruption from the continuing global COVID-19 pandemic. Our focus on providing clients with high-end differentiated consulting and engineering services has resulted in increased margins and reduced risk in our business.
We began FY 2022 with an authorized and funded backlog that reached another all-time high of approximately $3.5 billion in the fourth quarter of FY 2021.

Tetra Tech 2022 Proxy Statement 1

Proxy Summary
Highlights of our FY 2021 operating results as reported in our FY 2021 Annual Report on Form 10-K are noted in the following table.
FY 2021 Highlights
($ in millions, except EPS)
	$	vs. FY 2020
Revenue	$3,214	+7%
Net Revenue	$2,552	+9%
Cash from operations	$304	+16%
EPS	$3.79	+20%
Backlog	$3,480	+7%
Strong Stock Price Performance
Our leading annual total stockholder return (TSR) of 67% in FY 2021 contributed to our cumulative three-year TSR of 127% for the FY 2019 through FY 2021 period. TSR measures the return we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof). We compare our TSR to the S&P 1000 and our TSR peer group (listed on page 46 of this proxy statement) for purposes of our long-term incentive (LTI) program, as more fully explained below. We outperformed both market comparisons in FY 2021 and over the cumulative three-year period.

Disciplined Capital Allocation
Deploying capital effectively is one of our core strategies. We have been consistently disciplined in our execution of that strategy by returning cash to our stockholders through dividends and stock repurchases, while being a strategic and financially disciplined investor with respect to acquisitions. Over the last three years, we have returned $382 million to stockholders through dividends and stock repurchases.
Corporate Governance Highlights
Our corporate governance policies and practices reflect our principles (discussed below in the Corporate Governance, Sustainability, and Corporate Social Responsibility section on page 7 of this proxy statement) and allow our Board to effectively oversee our Company in the interest of creating long-term value. The key elements of our program and the related benefits to our stockholders are set forth in the following table.

Tetra Tech 2022 Proxy Statement 2

Proxy Summary
Corporate Governance Key Elements
Stockholder Rights	Board Structure	Executive Compensation

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Annual Election of Directors

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Single Class of Voting stock

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Majority Voting for Director Elections

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Mandatory Directory Resignation Policy

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No Poision Pill

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Stockholder Calls for Special Meetings

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Stockholder Action by Written Consent

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Majority Voting for charter Amendment

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~90% Independent Directors

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Director Diversity with ~40% Female Representation

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Robust Presiding Direvtor Role

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Mandatory Refreshment

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Board Refreshment

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Annual Evaluations

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Executive Sessions at Board and Committee Meetings

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Access to Management and Experts

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Succession Planning for CEO and Leadership

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At-Risk, Performance-Based Compensation

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Annual Say-On-Pay Vote

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Executive and Director Stock Ownership Guidelines

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Compensation Committee of All Independend Directors

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Independent Compensation Consultant to the Committee

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Best Practies

2022 Director Nominees
Our Board has overseen the continuing transformation of our Company, including our strategic decision to focus on our high-end consulting and engineering business. Further, the Board has overseen the continuation of our capital allocation plan, which included share repurchases of $60 million and cash dividends of $40 million in FY 2021. Our Board members have demonstrated their commitment to diligently and effectively execute their fiduciary duties on behalf of our stockholders, and we recommend that each of our incumbent directors (introduced in the table below) be reelected at the Annual Meeting, with the exception of Mr. Haden, who will retire at the 2022 Annual Meeting.

Tetra Tech 2022 Proxy Statement 3

Proxy Summary
2022 Director Nominees
Name	Age	Director Since	Principal Occupation	Independent	AC	CC	NC	SC
Dan L. Batrack	63	2005	Chairman and CEO, Tetra Tech
Gary R. Birkenbeuel	64	2018	Retired Regional Assurance Managing Partner, Ernst & Young LLP	•	C		•
J. Christopher Lewis1	65	1988	Managing Director, RLH Equity Partners	•	•	•
Joanne M. Maguire	67	2016	Retired Executive Vice President (EVP), Lockheed Martin Space	•			C	•
Kimberly E. Ritrievi	63	2013	President, The Ritrievi Group LLC	•	•			C
J. Kenneth Thompson*	70	2007	President and CEO, Pacific Star Energy, LLC	•		C		•
Kirsten M. Volpi	57	2013	EVP, Chief Operation Officer, and CFO, Colorado School of Mines	•	•	•
				Meetings Held	4	4	4	3
Notes: AC = Audit Committee CC = Compensation Committee NC = Nominating and Corporate Governance Committee SC = Strategic Planning and Enterprise Risk Committee	C = Committee Chair * = Presiding Director

1 Mr. Lewis has informed the Board that if he is re-elected at the Annual Meeting, he will retire as a director at the end of that term at our Annual Meeting of Stockholders to be held in 2023.

Tetra Tech 2022 Proxy Statement 4

Proxy Summary
Executive Compensation Highlights
Our Board’s Compensation Committee designs our executive compensation program to motivate our executives to implement our business strategies and deliver long-term stockholder value. We pay for performance with compensation dependent on our achieving financial, share price, and business performance objectives, while aligning executives with the long-term interests of our stockholders. The following graphic illustrates the annual and long-term components of executive compensation.
FY 2021 Components of Annual and Long-Term Compensation
FY 2021 Target Total Direct Compensation Mix(1)

1 See the Compensation Discussion and Analysis section on page 31 of this proxy statement for a description of the manner in which these amounts are determined.

Tetra Tech 2022 Proxy Statement 5

Proxy Summary
Compensation Best Practices
As summarized below and described in further detail in the Compensation Discussion and Analysis section on page 31 of this proxy statement, our executive compensation program is aligned with our goals and strategies and reflects what we believe are best practices.
What We Do

Focus on pay for performance: In FY 2021, 83% of our CEO’s target total direct compensation (TDC) and an average of 66% of our other named executive officers’ (NEO) target TDC was at-risk; and 58% of our CEO’s target TDC and an average of 50% of our other NEOs’ target TDC was tied to Company performance
Review the Compensation Committee’s charter and evaluate the Compensation Committee’s performance
Emphasize long-term performance: In FY 2021, 61% of our CEO’s target TDC and an average of 40% of our other NEOs’ target TDC was equity based and, thereby, tied to creating stockholder value	Use an independent compensation consultant retained directly by the Compensation Committee
Require double-trigger for change in control equity vesting and cash severance benefits	Assess potential risks relating to our compensation policies and practices
Maintain stock ownership guidelines for both executives and the Board of Directors	Maintain a clawback policy
What We Do Not Do
Have employment agreements with our NEOs	Grant stock options with an exercise price less than the fair market value on the date of grant
Provide excise tax gross-up payments in connection with change in control severance benefits	Reprice or exchange stock options
Provide gross-ups to cover tax liabilities associated with executive perquisites	Promise multiyear guarantees for bonus payouts or salary increases
Permit directors, officers, or employees to hedge or pledge Company stock	Pay dividends or dividend equivalents on equity awards unless and until the awards vest
Ratification of Appointment of PricewaterhouseCoopers LLP
Our Board’s Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the 2022 fiscal year, and our Board is seeking stockholder ratification of the appointment. PwC is knowledgeable about our operations and accounting practices and is well qualified to act as our independent registered public accounting firm. The Audit Committee considered the qualifications, performance, and independence of PwC; the quality of its discussions with PwC; and the fees charged by PwC for the level and quality of services provided during FY 2021 and has determined that the reappointment of PwC is in the best interest of our Company and our stockholders.

Tetra Tech 2022 Proxy Statement 6

Corporate Governance, Sustainability, and Social Responsibility
Corporate Governance, Sustainability, and Social Responsibility
Tetra Tech’s Mission, Purpose, and Core Principles
Our Mission: To be the premier worldwide high-end consulting and engineering firm, focusing on water, environment, sustainable infrastructure, renewable energy, and international development.

Core Principles
Our core principles form the underpinning of how we work together to serve our clients.
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Service: Tetra Tech puts our clients first. We listen to better understand our clients’ needs and deliver smart, cost-effective solutions that meet those needs.

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Value: Tetra Tech takes on our clients’ problems as if they were our own. We develop and implement innovative solutions that are cost-effective, efficient, and practical.

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Excellence: Tetra Tech brings superior technical capability, disciplined project management, and excellence in safety and quality to all our work.

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Opportunity: Our people are our number one asset. Our workforce is diverse and includes leading experts in our fields. Our entrepreneurial nature and commitment to success provide challenges and opportunities for all our employees.

Purpose Tetra Tech will enhance the quality of life while creating value for customers, employees, investors, and partners.
Corporate Governance
Under the oversight of our Board of Directors, we have designed our Corporate Governance Program to ensure continued compliance with applicable laws and regulations, the rules of the Securities and Exchange Commission (SEC), and the listing standards of the Nasdaq Stock Market (Nasdaq); and to reflect best practices as informed by the recommendations of our outside advisors, the voting guidelines of our stockholders, the policies of proxy advisory firms, and the policies of other public companies.
We are committed to operating with honesty and integrity and maintaining the highest level of ethical conduct. We encourage stockholders to visit the Corporate Governance section on our website at tetratech.com/en/corporate-governance, which includes the following corporate governance documents:
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Corporate Code of Conduct

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Finance Code of Professional Conduct, which applies to our Chief Executive Officer (CEO) and all members of our finance department, including our Chief Financial Officer (CFO) and principal accounting officer

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Corporate Governance Policies (see page 11 of this proxy statement for more detail on our Corporate Governance policies)

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Charters for our Board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance (NCG) Committee, and Strategic Planning and Enterprise Risk (SPER) Committee

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Stock Ownership Guidelines

Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. You can also receive copies of these documents, without charge, by written request mailed to our Corporate Secretary at Tetra Tech, 3475 E. Foothill Boulevard, Pasadena, California 91107.
We maintain a 24-hour hotline that is available to all employees for the anonymous submission of employee complaints by telephone and internet. All complaints go directly to our General Counsel and Chief Compliance Officer, and all complaints relating to accounting, internal controls, or auditing matters also go directly to the Chair of our Audit Committee. We also maintain an audit control function that provides critical oversight over the key areas of our business and financial processes and controls, and reports directly to the Audit Committee. Our Board has adopted a written “related person transactions” policy. Under the policy, the Audit Committee (or other committee designated by the NCG Committee) reviews transactions between Tetra Tech and “related persons.”

Tetra Tech 2022 Proxy Statement 7

Corporate Governance, Sustainability, and Social Responsibility
Tetra Tech conducts our business on the bases of the quality of our services and the integrity of our association with our clients and others. Our Corporate Code of Conduct demonstrates our commitment to ascribing to the highest standards of ethical conduct in the pursuit of our business and applies to all our directors, officers, and employees. Our policies have been translated into five languages, and our employees are trained on and affirm their commitment to complying with the policies when they first join our Company and regularly thereafter.
Corporate Sustainability
Tetra Tech supports clients in more than 100 countries around the world, helping them to solve complex problems and achieve solutions that are technically, socially, and economically resilient. Our high-end consulting and engineering services focus on using innovative technologies and creative solutions to enhance environmental sustainability. Our greatest contribution toward sustainability is through the projects we perform every day for our clients. Sustainability is embedded in our projects—from capturing and reusing freshwater supplies to recycling waste products, reducing energy consumption, and reducing greenhouse gas emissions. For example, in 2021 we designed the first-of-its kind treatment facility for the largest ion exchange plant treating PFAS in the United States. We worked with the U.S. Agency for International Development to eliminate 250,000 metric tons of waste and recyclables from the world’s oceans, improving the lives of 1 million people in Southeast Asia alone. Tetra Tech also supported the Ports of Los Angeles and Long Beach to reduce emissions from trucks, resulting in a reduction of 2.3 million metric tons of CO2e. In Colombia our governance support for land rights programs provided legal land titles to 20,000 disadvantaged and under-represented rural landowners, including 10,000 women landowners.
Our Sustainability Program enables us to further expand our commitment to sustainability by encouraging, coordinating, and reporting on actions to minimize our collective impacts on the environment. The program has four primary pillars: Projects—the solutions we provide for our clients; Procurement—our procurement and subcontracting approaches; Processes—the internal policies and processes that promote sustainable practices, reduce costs, and minimize environmental impacts; and People—the 21,000 staff at Tetra Tech and our partners, clients, and communities worldwide. In addition, our program is based on the Global Reporting Initiative (GRI) Sustainability Report Framework, the internationally predominant sustainability reporting protocol for corporate sustainability plans, which includes three fundamental areas: environmental, economic, and social sustainability.
Our Sustainability Program is led by our Chief Sustainability Officer (CSO), who has been appointed by executive management, reports directly to the CEO, and is supported by other key corporate and operations representatives via our Sustainability Council. The CSO provides regular reports to our Board of Directors. The Board of Directors has oversight responsibility for our Sustainability Program, which includes consideration of environmental issues, climate-related risks and opportunities, health and safety, human rights, and social matters in its regularly scheduled meetings. We have established a clear set of metrics to evaluate our progress toward our sustainability goals. Each metric corresponds with one or more performance indicators from GRI. These metrics include economics, health and safety, information technology, human resources, and real estate. We continuously implement sustainability-related policies and practices, and we assess the results of our efforts in order to improve upon them in the future. Our executive management team develops and implements the Sustainability Program and reports our progress in achieving the goals and objectives outlined in our corporate sustainability plan. We publish a sustainability report on Earth Day each year that documents our progress and is posted on our website at tetratech.com/en/sustainability-report-card.
Corporate Social Responsibility
Tetra Tech seeks clear, sustainable solutions that improve the quality of life for everyone. We take this responsibility seriously with our work often placing us at the center of our clients’ environmental, safety, and sustainability challenges. These challenges often involve the opinions of public, industry, and government stakeholders who seek our advice on complex issues. We have helped thousands of towns, cities, commercial clients, and governments find sustainable solutions to these complex issues concerning resource management and infrastructure.
Our professionals are encouraged to participate in outreach programs to help improve the communities in which they live and work. Tetra Tech employees and offices around the globe participate in many financial, in-kind, volunteer, and pro bono activities each year. In 2021 we advanced our commitment to Leading with Science® through our Science, Technology, Engineering, and Mathematics (STEM) Program to help shape the next generation of innovators and problem-solvers. As a supporter of the nonprofit humanitarian organizations Engineers Without Borders USA and Engineers Without Borders Canada, we are committed to helping communities in developing countries meet their basic human needs through lasting, scalable projects and technologies.

Tetra Tech 2022 Proxy Statement 8

Human Capital Management
Human Capital Management
Tetra Tech brings together engineers and technical specialists from all backgrounds to solve our clients’ most challenging problems. At the end of FY 2021, we had 21,000 employees worldwide. A large percentage of our employees have technical and professional backgrounds and undergraduate and/or advanced degrees, including the employees of recently acquired companies. Our professional staff includes archaeologists, architects, biologists, chemical engineers, chemists, civil engineers, data scientists, computer scientists, economists, electrical engineers, environmental engineers, environmental scientists, geologists, hydrogeologists, mechanical engineers, software engineers, oceanographers, project managers and toxicologists.
Health and Safety
We are committed to providing and maintaining a healthy and safe work environment for our employees. We provide training to all employees to improve their understanding of behaviors that can be perceived as discriminatory, exclusionary, and/or harassing and provide safe avenues for employees to report such behaviors. We implement best practices and comply with local regulatory requirements. Our people understand acceptable workplace behavior as covered in our Corporate Code of Conduct.
Diversity, Equity & Inclusion
We believe our employees are high-performing individuals who reflect the diversity of the communities in which we work and live, while also providing a better understanding of our clients’ needs and project objectives. With a highly collaborative workforce of thousands of employees working from hundreds of offices around the world, Tetra Tech truly is a multinational, multicultural organization. Our Diversity, Equity and Inclusion Policy guides the Board of Directors, management, employees, subcontractors, and partners in developing an inclusive culture. Our Diversity, Equity & Inclusion (DEI) Council monitors Tetra Tech’s diversity, equity and inclusion practices and makes recommendations to the Board and CEO for any changes or improvements to our program. The Council includes representatives from across the Company who reflect the diversity and values of our employees.
Tetra Tech values diversity, equity and inclusion and undertakes various efforts throughout our operations to promote these initiatives. Our current efforts are focused in two primary areas:
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Equal employment opportunity—Tetra Tech ensures that our practices and processes attract a diverse range of candidates and that candidates are recruited, hired, assigned, developed, and promoted based on merit and their alignment with our values.

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Learning and development opportunities—To support our employees in reaching their full potential, Tetra Tech offers a wide range of internal and external learning and development opportunities. Education assistance is offered to financially support employees who seek to expand their knowledge and skill base.

As part of Tetra Tech’s commitment to a culture of inclusion, our Employee Resource Groups (ERGs) broaden and enhance companywide interaction opportunities for our employees. Tetra Tech’s global ERGs support our employees and create collaborative teams, or ERGs, where all voices are heard, all employees feel safe, and each employee has the opportunity to thrive. Our ERGs are open to all and involve activities for both employees whose background is the focus of the ERG and those who are supportive of the group (also known as allies). These global networks build on and coordinate with the many local networks already active throughout our operations and include groups focused on the experiences of Black, Latino/Hispanic, Pan-Asian, Women, Veterans, and LGBTQIA+ employees. Through our ERGs, we have established partnerships with the National Society of Black Engineers, Society of Hispanic Professional Engineers and Wounded Warrior Project. Our DEI Council charters and guides the development of the global ERGs to support our thriving worldwide employee community. For additional information, visit our website at tetratech.com/diversity.
Professional Development
Tetra Tech invests in the professional development of our employees. This investment enables us to attract and retain the caliber of talent that is integral to our success as a high-end professional consulting and engineering company. Professional development is inherently essential to the successful performance of high-end projects and collaborative multidisciplinary team delivery of responsive solutions. Working on challenging, innovative, and technically cutting-edge projects enhances our employees’ professional development and growth. Our work encompasses many sustainable, societal, and beneficial outcomes that enable our employees to make positive contributions that benefit society. Technically innovative projects also provide an opportunity for our employees to “advance the science” in leading applications of our expertise to water, environment, sustainable infrastructure, and international development

Tetra Tech 2022 Proxy Statement 9

Human Capital Management
projects worldwide. We encourage our employees to develop patents, where appropriate, and to publish journal articles in their field of expertise, often in collaboration with our clients. With our 450 offices worldwide, our employees can meaningfully contribute to improving the quality of life for the communities in which they work and live.
We provide our employees with developmental opportunities by encouraging collaboration and multidisciplinary teams through Tetra Tech’s Growth Initiatives Program. This program facilitates collaboration across major service sectors such as water, power generation, and high-performance building design. We also support the application and integration of technology and skills development through internal webcasts and training.
Employees also are provided with training in leadership development, project management skills, and interpersonal skills development. Our focused programs are designed, taught, and facilitated by Tetra Tech leadership, consistent with our commitment to talent development. These programs include:
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Leadership Academy—Tetra Tech’s Leadership Academy develops our high-potential employees from around the world into outstanding business leaders. Instructors for this intensive, year-long program are executive management and operational leaders from within the Company. Participants are immersed in all aspects of the operations of the Company and complete challenging, real-world assignments designed to hone their leadership and management skills. Completion is personally certified by the Company’s CEO and Chairman of the Board.

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Tech 1000 Challenge—The Tech 1000 Challenge is a competition to create the most innovative, technology-focused solution to a real client challenge. The event brings together employees from around the world to team up and vie for the top technology solutions that address our clients’ needs. Participants from across our markets form teams to focus on client needs, receive briefings on our Tetra Tech Delta technologies from their peers, and hone their skills in designing strategies and pitching client solutions.

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Executive Development Initiative—Tetra Tech further develops our senior-level leaders into effective, well-rounded executives. Participants complete a variety of assessments, including 360 reviews, and engage in extensive career development discussions which result in development goals and opportunities for greater engagement throughout the Company.

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Project Excellence Program—Tetra Tech develops project managers who are world class in their abilities and performance. The program is led by our Chief Engineer and involves extensive training on how to effectively manage all components of a project. Completion is certified by a senior member of the Project Excellence Team and leads to participants being assigned more complex projects.

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Fearless Entrepreneur Program—Tetra Tech develops employees into client-oriented, business-minded professionals who are driven to understand and meet the needs of our clients. Developing professionals are challenged and mentored through a process of building client relationships. Participants take part in group discussions in a classroom setting and then are required to implement learned strategies with actual and potential clients. This program is led by senior operations management and completion is certified by an executive officer of the Company.

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Professional Women’s Network—Founded by Leadership Academy alumnae, the Tetra Tech Professional Women’s Network provides a monthly platform for issues that affect women in the workplace. All women across the Company are invited to attend the monthly presentations, with topics suggested by network members. Tetra Tech women at various levels of leadership share insights and knowledge acquired throughout their careers. This group provides the opportunity for women at any stage in their careers to ask questions and further their career development by connecting them with mentors across the Company.

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Tetra Tech Technology Transfer (T4) and ToolTalk Webcast Series—Tetra Tech holds monthly webcasts to help employees around the world improve their use of available internal tools and to provide better service to clients. Through the T4 and ToolTalk Webcast Series, Tetra Tech experts present and lead discussions about new technologies and programs, best practices, and opportunities for growth across the Company. All employees are invited to participate in the live presentations or view webcast recordings, ensuring that we are growing the knowledge, strength, and leadership of our employees around the world.

By offering our employees meaningful work and career development, Tetra Tech is well positioned to continue our growth through recruitment, development, and retention of the best talent in the industry.

Tetra Tech 2022 Proxy Statement 10

Our Board of Directors
Our Board of Directors
Our Board of Directors is responsible for overseeing, counseling, and directing management in serving the long-term interests of our Company and stockholders, with the goal of building long-term stockholder value and ensuring the strength of our Company for our clients, employees, and other stakeholders. In this capacity, the Board’s primary responsibilities include establishing an effective Corporate Governance Program with a board and committee structure that ensures independent oversight; overseeing our business, strategies, and risks; maintaining the integrity of our financial statements; evaluating the performance of our senior executives and determining their compensation; undertaking succession planning for our CEO, other senior executives, and directors; and reviewing our AOP and significant strategic and operational objectives and actions.
Board Composition
Our bylaws provide that our Board shall consist of between five and 10 directors, with the exact number fixed from time to time by Board resolution. The Board has fixed the number at seven as of the Annual Meeting. We believe a limited number of directors helps maintain personal and group accountability. Our Board is independent in composition and outlook. All our current directors have been nominated for election by the Board of Directors upon recommendation by the NCG Committee.
Board Meetings and Attendance
During FY 2021, our Board of Directors held seven meetings. During that period, all the incumbent directors attended or participated in at least 75% of the total number of meetings of the Board and of the committees of the Board on which each of those directors served, during the period for which each of them served. Our directors are strongly encouraged to attend the Annual Meeting of Stockholders, and all of our directors then in office attended last year’s Annual Meeting.
Corporate Governance Policies
Our corporate governance policies, listed in the following table, are reviewed at least annually and amended from time to time to reflect the beliefs of our Board, changes in regulatory requirements, evolving best practices, and recommendations from our stockholders and advisors.
Corporate Governance Policies
Matter	Description of Policy
Board Composition
•
Reasonable Size. Our Board shall be between five and 10 directors.

•
No Overboarded Directors. Our directors sit on three or fewer boards of other public companies.

•
Mandatory Retirement. Our Board has fixed the retirement age for directors at 75.

Director Independence
•
Majority Independent. A majority of our directors satisfy Nasdaq independence standards.

•
Regular Executive Sessions. Our independent directors meet in executive session following each meeting of the Board, each meeting of the Audit Committee, and certain other committee meetings.

Board Leadership Structure
•
Robust Presiding Director Role. Since our CEO is also Chairman, our independent directors selected one of themselves to serve on a rotating basis as Presiding Director, with established roles and responsibilities. See the Board Leadership Structure section following this table on page 12 for further details.

•
Annual Review. The Board annually appoints a Chair and determines whether the positions of Chair and CEO will be held by one individual or separated.

Tetra Tech 2022 Proxy Statement 11

Our Board of Directors
Matter	Description of Policy
Board Committees
•
Independence. Board committees are comprised only of independent directors.

•
Governance. Board committees act under charters evaluated by the Board annually that set forth their purposes and responsibilities. The charters allow for the engagement, at our expense, of independent legal, financial, or other advisors the directors deem necessary or appropriate.

•
Attendance. Directors prepare for and are expected to attend all meetings of the Board and its committees on which they serve and are strongly encouraged to attend all Annual Meetings of Stockholders.

Director Qualifications
•
Diverse and Relevant Experience. The NCG Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the directors. The Board is committed to selecting the most qualified candidates regardless of gender, ethnicity, national origin, and other underrepresented groups.

Board Duties
•
Succession Planning. Our Board conducts executive and director succession planning annually, including progress in current job position and career development in terms of strategy, leadership, and execution.

•
Financial Reporting, Legal Compliance, and Ethical Conduct. Our Board maintains governance and oversight functions, but our executive management maintains primary responsibility.

•
Stock Ownership Guidelines. To align the interests of stockholders with the directors and executive officers, our Board has established stock ownership guidelines applicable to executive officers and directors.

Continuous Board Improvement
•
New Director Orientation. All new directors participate in an orientation program to familiarize them with our Company.

•
Continuing Education. Directors continue their education through meetings with executive management and other managers to enhance the flow of meaningful financial and business information. They also receive presentations to assist with their continuing education. Directors also attend outside director education programs to stay informed about relevant issues.

•
Annual Evaluations. The NCG Committee oversees an annual self-assessment process for the Board and Committees to ensure our Board and each of the committees are functioning effectively.

Director Independence
Upon recommendation of the NCG Committee, our Board of Directors has determined that Mr. Birkenbeuel, Mr. Lewis, Ms. Maguire, Dr. Ritrievi, Mr. Thompson, and Ms. Volpi each is independent under the criteria established by Nasdaq for director independence. Mr. Batrack is not independent because he is serving as our CEO.
All members of our Audit, Compensation, NCG, and SPER committees are independent directors. In addition, the members of the Audit Committee and Compensation Committee each meet the additional independence criteria required for membership on those committees under applicable Nasdaq listing standards. The Board also has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under SEC rules.
Board Leadership Structure
Our Board of Directors does not have a policy with respect to whether the roles of Chairman and CEO should be separate or combined. We currently have a combined Chairman/CEO role as well as an independent Presiding Director. We believe that the combined Chairman/CEO role is appropriate because it allows for one individual to lead our Company with a cohesive vision, the ability to execute that vision, and the understanding of the significant enterprise risks that need to be mitigated or overcome to achieve that vision. It also fosters clear accountability, effective decision-making, and alignment on corporate strategy. Combined leadership at the top also provides the necessary flexibility for us to rapidly address the changing needs of our business.
Balancing our combined Chairman/CEO is our Presiding Director, who is independent and has critical duties to ensure effective and independent oversight of Board decision-making. The Board has determined that the role of Presiding Director will rotate to ensure independence and the term will be four years. At a meeting in February 2019, the independent directors elected Mr. Thompson to serve as Presiding Director for a four-year term ending in January 2023.

Tetra Tech 2022 Proxy Statement 12

Our Board of Directors
Our governance policies describe the Presiding Director’s duties, which delineate clear responsibilities to ensure independent stewardship of our Board, as summarized below.
Presiding Director Roles and Responsibilities

•
Schedule meetings of the independent directors

•
Chair separate, executive session meetings of the independent directors

•
Serve as principal liaison between independent directors and Chairman/CEO

•
Communicate with Chairman/CEO and disseminate information to remaining directors as appropriate

•
Provide leadership to the Board of Directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict

•
Be available, as appropriate, for consultation and direct communication with major stockholders

•
Oversee, with the NCG Committee, the annual self-evaluation of the Board

Supplementing the Presiding Director are our committee chairs and members, all of whom are independent. With the Compensation Committee conducting a rigorous annual evaluation of the CEO’s performance, which is discussed by all independent directors during executive sessions, we believe our Board leadership structure provides independent oversight of our Company.
Board Committees
Each of our Board committees has a separate written charter that describes its purpose, membership, meeting structure, authority, and responsibilities. These charters, which can be found in the Corporate Governance section of our website at tetratech.com/en/corporate-governance, are reviewed annually by the respective committee, with any recommended changes adopted upon approval by our Board.
The Board has four standing committees consisting solely of independent directors, each with a different independent director serving as chair of the committee. Our standing committees are the Audit Committee, the Compensation Committee, the NCG Committee, and the SPER Committee. Board committee meetings are held sequentially (i.e., committee meetings do not overlap with one another) and enable each of our Board members to attend each committee meeting. We believe this practice is highly beneficial to our Board specifically and to the Company in general because each of our Board members is aware of the detailed work conducted by each Board committee. This practice also affords each of our Board members the opportunity to provide input to each committee before any conclusions are reached.

Tetra Tech 2022 Proxy Statement 13

Our Board of Directors
The primary responsibilities, membership, and meeting information for our four standing committees are summarized below.
Standing Committees of the Board of Directors
Audit Committee
Meetings in FY 2021: 4	Average Attendance in FY 2021: 100%

Chair
Gary R. Birkenbeuel
Members
J. Christopher Lewis
Kimberly E. Ritrievi
Kirsten M. Volpi
All members satisfy the audit committee experience and independence standards required by Nasdaq and have been determined to be financially literate.
Each member of the Audit Committee has been determined to be an “audit committee financial expert” under applicable SEC regulations.

Responsibilities
•
Review our significant accounting principles, policies, and practices in reporting our financial results under U.S. generally accepted accounting principles

•
Review our annual audited financial statements and related disclosures.

•
Review management letters or internal control reports and review our internal controls over financial reporting

•
Review the effectiveness of the independent audit effort

•
Appoint, retain, and oversee the work of the independent accountants

•
Pre-approve audit and permissible non-audit services provided by the independent registered public accounting firm

•
Review our interim financial results for each of the first three fiscal quarters

•
Be directly responsible for our internal Management Audit Department, approve its audit plan, and review its reports

•
Review and discuss financial, liquidity, tax and treasury, litigation, and Sarbanes-Oxley Act of 2002 compliance matters in accordance with our enterprise risk management (ERM) responsibility matrix

•
Review and oversee related party transactions

•
With the Compensation Committee, approve the compensation of our CFO

•
Review complaints regarding accounting, internal controls, auditing, employee and other matters

•
Prepare the annual Audit Committee Report to be included in the proxy statement

Compensation Committee
Meetings in FY 2021: 4	Average Attendance in FY 2021: 100%

Chair
J. Kenneth Thompson
Members
Patrick C. Haden
J. Christopher Lewis
Kirsten M. Volpi
All members satisfy the independence standards required by Nasdaq.
All members qualify as “nonemployee directors” under Rule 16b 3 of the Securities Exchange Act of 1934, as amended, and as “outside directors” under Section 162(m) of the Internal Revenue Code.

Responsibilities
•
Review and approve the annual base salaries and annual incentive opportunities of the CEO and other executive officers, including an evaluation of the performance of the executive officers in light of our performance goals and objectives

•
Review and approve all other incentive awards and opportunities, any employment agreements and severance arrangements, any change in control agreements, and any special or supplemental compensation and benefits as they affect the executive officers

•
Review and discuss comments provided by stockholders and proxy advisory firms regarding our executive compensation

•
Oversee our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters

•
Review director and executive officer stock ownership under our stock ownership guidelines

•
Review and discuss incentives and rewards in accordance with our ERM responsibility matrix

•
Make recommendations to the Board with respect to incentive-based compensation plans, equity-based plans, and executive benefits

•
Review and approve all grants of equity awards

•
Review and discuss the annual Compensation Discussion and Analysis and Compensation Committee Report to be included in the proxy statement

•
Retain and work with the independent compensation consultant

Tetra Tech 2022 Proxy Statement 14

Our Board of Directors
Nominating and Corporate Governance Committee
Meetings in FY 2021: 4	Average Attendance in FY 2021: 100%
Chair Joanne M. Maguire Members Gary R. Birkenbeuel Patrick C. Haden All members satisfy the independence standards required by Nasdaq.
Responsibilities
•
Develop criteria for nominating and appointing directors, including board size and composition; corporate governance policies; and individual director expertise, attributes, and skills

•
Recommend to the Board the individuals to be nominated as directors

•
Recommend to the Board the directors to be selected for service on the Board committees

•
Oversee an annual review of the performance of the Board and each committee

•
Review annually the adequacy of the committee charters and recommend to the Board proposed changes

•
Make recommendations to the Board on changes in the compensation of nonemployee directors

•
Review the succession plans relating to the positions held by executive officers and directors

•
Review our Corporate Code of Conduct and anti-fraud policies in accordance with our ERM responsibility matrix; and consider any conflict of interest issues between us and directors or executive officers

Strategic Planning and Enterprise Risk Committee
Meetings in FY 2021: 3	Average Attendance in FY 2021: 100%
Chair Kimberly E. Ritrievi Members Joanne M. Maguire J. Kenneth Thompson All members satisfy the independence standards required by Nasdaq.
Responsibilities
•
Oversee our strategic planning process

•
Provide oversight of the development of our three-year strategic plan by the management team

•
Review and recommend to the Board certain strategic decisions regarding our exit from existing lines of business, entry into new lines of business, acquisitions, joint ventures, investments in or dispositions of businesses, and review and approval of our capital allocation strategy

•
Review, as requested by management, our bid and proposal strategy for high-risk contracts

•
Oversee our ERM policies and procedures and work with our Corporate Risk Management Officer on ERM reports to the Board

•
Oversee our environmental, social and governance (ESG) policies, procedures and reporting

•
Review, as determined by management, any changes in technology and regulatory trends to assess the impact of those changes on business strategy and resource allocation

Executive Sessions
Our Board believes it is important to have executive sessions without our CEO being present, which are scheduled after every regular meeting of the Board. Our independent directors have robust and candid discussions at these executive sessions during which they can critically evaluate the performance of our Company, CEO, and management.
In addition, executive sessions of the Audit Committee are scheduled following each regular meeting of the Audit Committee (with our independent auditors, with the head of our internal audit department, and with executive management, if deemed necessary). Also, an executive session of the Compensation Committee is scheduled following the Compensation Committee meeting each November at which executive compensation determinations are made.
Oversight of Risk Management
Enterprise Risk Management and Strategic Risks
We believe that risk is inherent in the pursuit of long-term growth opportunities. Our management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of our risk management. With this oversight, we have implemented an ERM program with practices and policies designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase stockholder value.

Tetra Tech 2022 Proxy Statement 15

Our Board of Directors
The SPER Committee is responsible for the oversight of the ERM program. Our Corporate Risk Management Officer reports the status of the ERM program to the SPER Committee on a semiannual basis. The reports address our risk management effectiveness, projects that might significantly impact our financial condition, and any new risk issues and mitigation measures that have been implemented. The SPER Committee, as well as other members of the Board, also receive regular updates from our Chief Information Officer on the overall cybersecurity risk environment, including our Company’s enterprise-wide cybersecurity risk assessment results and key initiatives.
Other committees of the Board oversee certain categories of risk associated with their respective areas of responsibility to better coordinate with management and serve the long-term interests of our stockholders. The reports the Board receives from the committees covering topics discussed at their meetings include any discussion of the areas of risk overseen primarily by each committee.
In addition, the Board participates in regular discussions with our senior management on several core subjects in which risk oversight is an inherent element, including strategy, operations, finance, mergers and acquisitions (M&A), and legal matters. The Board believes the leadership structure described in the Board Leadership Structure section on page 12 of this proxy statement facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Presiding Director and working through its committees, to participate actively in the oversight of management’s actions.
Major Areas of Oversight of the Board and Standing Committees
Risks Associated with Compensation Policies and Practices
As described in the Compensation Discussion and Analysis section on page 31 of this proxy statement, we maintain what we believe are best practices in compensation and corporate governance that collectively encourage ongoing risk assessment and mitigation. The Compensation Committee regularly reviews our executive compensation program to ensure it does not provide incentives that encourage our employees to take excessive risks in managing their respective business or functional areas. Our compensation program includes the following safeguards:
•
The program balances executive retention with rewarding stockholder value creation

•
The majority of executive compensation is at-risk, with a mix consistent with market practices and primarily equity based to promote long-term performance

•
The incentive mix is balanced, with short- and long-term performance metrics that do not overlap, cover different time periods, and are balanced among annual financial objectives and long-term economic and stockholder value creation

•
Our annual incentive plan (AIP) and LTIs appropriately balance profitable growth in the near term with sustainable long-term financial success, use multiple performance metrics, measure performance at multiple levels (corporate, business group, and individual), and provide realized compensation based primarily on our performance

•
The Compensation Committee may exercise discretion to adjust the objective, formulaic AIP awards based on individual performance

Tetra Tech 2022 Proxy Statement 16

Our Board of Directors
•
AIP awards are not guaranteed and are subject to maximum payout caps

•
Our incentive metrics and performance goals have multiple approval and oversight levels, including approval by members of the Compensation Committee

•
Our performance stock unit (PSU) awards are performance-based, use multiple performance metrics, are subject to maximum payout caps to encourage appropriate performance focus and to limit potential risk-taking, and cliff vest at the end of three years

•
Our change of control plan is market aligned, with change of control benefits provided on a double-trigger basis that do not provide excessive incentive to seek a transaction and are not grossed up for excise taxes

•
Our clawback policy and stock ownership guidelines are consistent with market practices

•
Our stock ownership guidelines, annual stock awards, and vesting provisions create sustained and consistent ownership stakes

Based on these and other factors as well as on the advice of its independent compensation consultant, the Compensation Committee has concluded that our compensation policies and practices strike an appropriate compensation-risk balance, do not encourage excessive risk-taking, and do not as a whole create risks that are reasonably likely to have a material adverse effect on our Company.
Succession Planning
Our Board is involved in the identification and cultivation of our future leaders. We maintain an annual performance review process and leadership development program for our key employees. Management develops leadership at all levels of our organization by identifying core talent, cultivating the skills and capabilities that will allow identified individuals to become our future leaders, assessing their development, and identifying gaps and developmental needs in skills and experience. At its meetings, the Board has the opportunity to meet with leaders of our Company, including business group leaders and leaders in finance, law, information technology, risk management, strategy health and safety, and human resources. In addition, Board members have freedom of access to key employees.
The NCG Committee is responsible for conducting executive succession planning annually, including progress in current job position and career development in terms of strategy, leadership, and execution. During this review, the CEO and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the candidates with the highest potential. This process ensures continuity of leadership over the long term and forms the basis on which we make ongoing leadership assignments. In addition, the NCG Committee is responsible for conducting director succession planning and the selection of director nominees as discussed below.
Director, Board, and Committee Evaluations
The NCG Committee oversees and conducts an annual evaluation of our directors, Board, and Board committees. For the Board, the comprehensive self-assessment covers areas such as effectiveness, composition, culture, resources, and meetings. Each of the topics is scored from 1 (Needs Improvement) to 5 (Role Model), with 3 being Acceptable. The Board then discusses each topic, with a particular focus on any topic that has received a score of 3 or less from any director.
The directors also comment on the Board’s most significant contributions to the Company during the last 12 months, the most important issues for the Board to address in the next 12 months, and any areas in which the Company could improve the Board’s management practices. Those comments result in action items that are placed on the agenda and addressed in subsequent Board meetings.
For each of the committees, the self-assessment covers areas such as committee composition, effectiveness, structure, information and resources, and meetings. As with the Board self-assessment, each of the areas is scored from 1 to 5. The members of the committee also comment on the committee’s greatest contribution to the Company during the last 12 months and the most important issues for the committee to address in the next 12 months. The chair of each committee then leads a discussion of each area among the committee members, with a particular focus on any area that has received a score of 3 or less from any committee member. The comments result in action items that are placed on the agenda and addressed in subsequent committee meetings.
Many of the improvements in our corporate governance practices and board and committee processes have resulted from this annual evaluation process. Our Board views the annual evaluation process as an integral part of its commitment to cultivating excellence and best practices in its performance.

Tetra Tech 2022 Proxy Statement 17

Our Board of Directors
Selection of Director Nominees
Director nominees are generally recommended to the Board by the NCG Committee for election to the Board. Our Board believes that the backgrounds and qualifications of our directors, considered as a group, provide a mix of complementary experience, knowledge, and abilities that enables our directors to effectively fulfill their oversight responsibilities.
In considering whether to recommend a candidate as a director nominee, the NCG Committee applies the criteria described in our governance policies, including independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the NCG Committee takes into account many factors, including a general understanding of business development and strategy, risk management, finance, financial reporting, and other disciplines relevant to the success of a publicly traded company in the then-current business environment; understanding of our business and the issues affecting it; relevant education and professional background; personal accomplishment; and diversity. The NCG Committee does not assign specific weights to the criteria, and no particular criterion is necessarily applicable to all nominees.
In recommending candidates for election to the Board of Directors, the NCG Committee considers nominees recommended by directors, officers, stockholders, and others using the same criteria to evaluate all candidates. The NCG Committee reviews each candidate’s qualifications, including whether the candidate possesses any of the specific qualities and skills desirable in members of the Board of Directors. Evaluations of candidates generally involve a review of background information, internal discussions, and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the NCG Committee recommends the candidate for consideration by the full Board. The Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Stockholder Submission of Director
Stockholders may recommend director candidates by submitting candidates’ names, together with their qualifications, to NCG Committee Chair, c/o Corporate Secretary, Tetra Tech, 3475 E. Foothill Boulevard, Pasadena, California 91107. To be considered at the 2023 Annual Meeting, stockholder nominations must comply with the notice procedures and other requirements of our bylaws as described under “Submission of Stockholder Items for 2023 Annual Meeting” in the Meeting and Voting Information section of this proxy statement.

Tetra Tech 2022 Proxy Statement 18

Our Board of Directors
Director Qualifications
Qualifications that are particularly desirable for our directors to possess in order to provide oversight and stewardship of our Company include those listed in the table.
Desirable Director Qualifications
Qualification	Description	Value to Our Board and Stockholders
Senior Leadership Experience	Service in a senior executive position	Provides us with valuable external perspectives with which to assess our operations, execute our strategies, mitigate related risks, and improve our policies and procedures.
Industry and Technical Expertise	Experience in consulting and engineering and related services	Allows us to better understand the needs of our clients in developing our business strategies as well as to evaluate acquisition and divestiture opportunities.
Government Client Regulatory Experience	Service in a position that requires interaction with government clients
Provides us with experience and insight into working constructively with government agencies and administrators and addressing significant public policy and regulatory compliance issues in areas related to our business and operations.

Business Development and M&A Experience	Background in business development and in the analysis of proposed M&A transactions
Provides us with insight into developing and implementing strategies for growing our business through combinations with other organizations, including analyses of the “fit” of a proposed acquisition with our Company’s strategy, the valuation of the transaction, and the management plan for integration with existing operations.

Financial Sophistication	Understanding of accounting, auditing, tax, banking, insurance, or investments	Helps us oversee our accounting, financial reporting, and internal control processes; manage our capital structure; optimize capital allocation; and undertake significant transactions.
Public Board Experience	Prior or concurrent service on other SEC reporting company boards
Demonstrates understanding of the extensive and complex oversight responsibilities of directors and helps reinforce management accountability for maximizing long-term stockholder value. Also provides insights into a variety of strategic planning, compensation, finance, and governance practices.

Innovation / Technology Experience	Domain expertise and skill, technology/innovation, and practical experience with tech transformation and disruption	Allows us to better understand and anticipate technical trends, generate disruptive innovation, and extend and create new business models.
International Operations Experience	Experience with global companies, especially those with operations in Europe and Australia
Provides us with insight into the conduct of global operations, including an understanding of diverse business environments, economic conditions and cultures, and a broad perspective on global business opportunities.

Risk Oversight Experience	Practical experience in risk governance, ERM framework, and knowledge/understanding of risk monitoring and mitigation	Helps us understand ERM program structures as well as practices and policies designed to identify and manage risks and to properly align risk-taking with overall governance and operations.
Talent Management / Compensation Experience	Practical experience developing, managing, motivating, and compensating employees
Provides us with insight into cultivating an inclusive culture consistent with our values and purpose, providing an engaging work environment, attracting top talent, investing in our employees, supporting their career development, and remaining competitive in the marketplace.

Tetra Tech 2022 Proxy Statement 19

Our Board of Directors
The graph below shows the qualifications of our FY 2022 director nominees.
Board Refreshment
Our governance policies reflect our belief that directors should not be subject to term limits. While term limits could facilitate fresh ideas and viewpoints being consistently brought to the Board, we believe they are counterbalanced by the disadvantage of causing the loss of a director who over a period of time has developed insight into our strategies, operations, and risks and continues to provide valuable contributions to Board deliberations. Our decision not to establish term limits is consistent with the prevailing practice among companies in the S&P 1000. We recognize that certain stockholders have reservations about the objectivity and independence of longer serving directors; however, we believe the depth of knowledge and consistent oversight they can bring weighs against arbitrary restrictions on tenure.
We have adopted the policies shown in the table below to facilitate refreshment of our Board and ensure that it continues to appropriately challenge our management.
Policies Supporting Board Refreshment
Policy	Description
Mandatory Director Resignation	Incumbent directors who are not elected by a majority vote of the votes cast by our stockholders must promptly tender their resignation to the Board.
Mandatory Retirement	The Board has fixed the retirement age for directors at 75 (determined as of the Annual Meeting following the director’s birthday).
Resignation Tendered upon Retirement or Change in Principal Employment
A director who retires from or changes their principal occupation or business association must offer to tender their resignation to the chair of the NCG Committee so that there is an opportunity for the Board, through the NCG Committee, to review the continued appropriateness of Board membership under the new circumstances.

Overboarding	Without specific approval from the Board, no director may serve on the boards of more than three other public companies.

Tetra Tech 2022 Proxy Statement 20

Our Board of Directors
The graph below shows the tenure of our FY 2022 independent director nominees.
Director Diversity
As provided in our governance policies, we are committed to considering candidates for the Board regardless of age, gender, sexual orientation, ethnicity, or national origin. While diversity is a consideration, nominees are not chosen or excluded solely or primarily based on that basis. Rather, the NCG Committee focuses on skills, expertise, and background to complement the existing Board in light of the diverse and global nature of our businesses and operations. We have made progress recently in diversifying the Board as three of the four most recent independent directors are women. Women comprise nearly half of our director nominees. In addition, one of our director nominees identifies as LGBTQIA+.
Active Stockholder Engagement and Communication Policy
Governance Engagement
We value our stockholders’ opinions about our governance policies and practices and actively solicit input through our stockholder engagement program. In advance of the Annual Meeting, we proactively contacted our largest institutional stockholders, representing a majority of our then-outstanding shares, to solicit their views on our corporate governance and executive compensation programs. We welcome feedback on our Corporate Governance Program that this active and ongoing engagement with stockholders provides.
Contacting the Board
Stockholders may contact our Board, Chairman, Presiding Director, any committee or committee chair, or any other individual director concerning business-related matters by writing to Board of Directors (or a particular subgroup or individual director), c/o Corporate Secretary, Tetra Tech, 3475 E. Foothill Boulevard, Pasadena, California 91107 or via email to TES.AskTheBoard@tetratech.com.

Tetra Tech 2022 Proxy Statement 21

Item 1: Election of Directors
Item 1: Election of Directors
Our bylaws provide for a board of between five and 10 directors, with the exact number fixed from time to time by a resolution of our Board. The Board has fixed the number at seven. Each of the nominees is currently a member of our Board of Directors and was elected to our Board of Directors at the 2021 Annual Meeting of Stockholders.
Each director elected at the 2022 Annual Meeting will serve until our 2023 Annual Meeting and until a successor is duly elected and qualified. Each of the seven nominees has consented to being named in this proxy statement and to continue serving if elected. If any nominee is unable or unwilling to stand for election or serve as a director if elected, the persons named as proxies may vote for a substitute nominee designated by our existing Board of Directors, or our Board may choose to reduce its size.
Majority Voting Standard
Our bylaws provide that each director nominee will be elected at the Annual Meeting if they receive a majority of the votes cast with respect to their election in an uncontested election like this one. Consequently, in order to be elected, a nominee must receive more votes “for” than “against” their election. Should any of the nominees fail to receive the vote required to be elected in accordance with our bylaws, that director must promptly tender their resignation to the Board of Directors. In that event, the NCG Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then act on the tendered resignation, taking into account the NCG Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.
In voting for the election of directors, each share has one vote for each position to be filled, and there is no cumulative voting.
Recommendation of Board of Directors
Our Board of Directors recommends that you vote FOR each of the director nominees. The persons named as proxies will vote for the election of each of the seven nominees unless you specify otherwise.
2022 Director Nominees
This section provides information on each nominee for the Board of Directors for election at the Annual Meeting, including their age, Board leadership roles held, and business experience during at least the past five years. We also indicate the name of any other public company for which each nominee currently serves as a director or served as a director during the past five years.
The information on each nominee led our Board to the conclusion that they should serve as a director in light of the Company’s business and structure. We believe that each of these nominees has integrity and adheres to our high ethical standards. In addition, each nominee has demonstrated the ability to exercise sound judgment, as well as a commitment to serving the long-term interests of our stockholders.

Tetra Tech 2022 Proxy Statement 22

Item 1: Election of Directors
Dan L. Batrack		Chairman and CEO	Director since 2005

Experience
•
CEO and director since November 2005. Chairman since January 2008. President from October 2008 to October 2019

•
Joined Tetra Tech in 1980 and has served in numerous capacities, including arctic research scientist, deepwater oceanographic hydrographer, coastal hydrodynamic modeler, environmental data analyst, project and program manager, President of the Engineering Division, and, in 2004, was appointed Chief Operating Officer (COO)

•
Established the firm’s strategic direction and focus on Leading with Science® to become the #1 firm in North America for water consulting and engineering, environmental management, and climate change response

•
Led research and engineering programs in locations in the Arctic and throughout South America, the Middle East, and the United States

•
Serves as corporate sponsor for several of our clients’ programs and remains engaged in our day-to-day operations

Age	63

Skills and Qualifications
Senior leadership; industry and technical experience; government client regulatory experience; business development and M&A; financial sophistication; innovation/technology; international operations; risk oversight; talent management/compensation.
•
Member of Visiting Committee, University of Washington College of Engineering

•
BA, Business Administration, University of Washington

Gary R. Birkenbeuel		Independent	Director since 2018

Experience
•
Retired after 37 years with Ernst & Young LLP (E&Y)

•
Former Regional Assurance Managing Partner, E&Y, 2003-2017

•
Served as the audit partner in charge of multinational publicly and privately held companies engaged in the aerospace and defense, entertainment, technology, and media industries

Skills and Qualifications
Senior leadership; financial sophistication; audit committee financial expert; certified public accountant; risk oversight; talent management/compensation.
•
Visiting Professor, Claremont McKenna College

•
Director and chairman of the investment and audit committees, American Film Institute

•
BA, Economics, Claremont McKenna College

Age	64
Current Committees	Chair, Audit Member, NCG

Tetra Tech 2022 Proxy Statement 23

Item 1: Election of Directors
J. Christopher Lewis		Independent	Director since 1988

Experience
•
Managing Director and Co-founder, RLH Equity Partners, since 1982

Skills and Qualifications
Senior leadership; business development and M&A; financial sophistication; audit committee financial expert; private equity and investment; public board; innovation/technology; risk oversight; talent management/compensation.
•
Director, Silverado Senior Living; and CrossCountry Consulting

•
Previously director of several publicly traded companies and numerous privately held companies

•
BS, Business Administration and Finance, and MBA, University of Southern California

Age	65
Current Committees	Member, Audit Member, Compensation
Joanne M. Maguire		Independent	Director since 2016

Experience
•
EVP of Lockheed Martin Space, 2006-2013

•
Joined Lockheed Martin Corporation in 2003

•
Formerly with TRW’s Space & Electronics sector (now part of Northrop Grumman), range of progressively responsible positions from engineering analyst to Vice President and Deputy to the sector’s CEO

Skills and Qualifications
Senior leadership; government client regulatory experience; industry and technical expertise; financial sophistication; risk oversight; corporate governance; public board; innovation/technology; talent management/ compensation.
•
Director, Draper Laboratory

•
Chair, Nominating and Corporate Governance Committee, CommScope

•
Elected to the National Academy of Engineering in 2011

•
BS, Engineering, Michigan State University; MS, Engineering, University of California, Los Angeles

Age	67
Current Committees	Chair, NCG Member, SPER
Other Current Public Boards	CommScope, Inc. Visteon Corporation

Tetra Tech 2022 Proxy Statement 24

Item 1: Election of Directors
Kimberly E. Ritrievi		Independent	Director since 2013

Experience
•
President, The Ritrievi Group LLC, since 2005

•
Advisor to technology and chemical companies on financial strategies, 2005-2018; private investor 2018—present

•
Co-director, Americas Investment Research, Goldman, Sachs & Co., 2001-2004; Specialty Chemical Analyst, Goldman, Sachs & Co., Credit Suisse First Boston, Lehman Brothers, and Paine Webber

Skills and Qualifications
Senior leadership; business development and M&A; industry and technical expertise; financial sophistication; audit committee financial expert; international operations; public board; innovation/technology; risk oversight; talent management.
•
Princeton University School of Engineering and Applied Science Leadership Council; Harvard School of Dental Medicine Dean’s Advisory Board; Massachusetts Institute of Technology (MIT) Sandbox Funding Board; Wellesley Centers for Women Council of Advisors

•
Chair, Audit Committee, Schweitzer Mauduit International, Inc.

•
Director, Intrinio

•
MS, Management, MIT Sloan School of Management; ScD, Chemical Engineering, MIT

Age	63
Current Committees	Member, Audit Chair, SPER
Other Current Public Boards	Schweitzer-Mauduit International, Inc.
J. Kenneth Thompson		Independent, Presiding Director	Director since 2007

Experience
•
President/CEO and Co-owner, Pacific Star Energy, LLC, since 2000

•
Managing Director, Alaska Venture Capital Group LLC, 2004-2012

•
EVP, Atlantic Richfield Company’s Asia Pacific Region, 1998-2000

•
Former executive head, ARCO’s oil and gas research and technology center

Skills and Qualifications
Senior leadership; industry and technical; business development and M&A; financial sophistication; risk oversight; strategic planning; environmental, safety and regulatory; oil and gas and mining; public board; innovation/technology; international operations; talent management/compensation.
•
Director, Pioneer Natural Resources Company, since 2011 and Chairman since 2019

•
Director, Alaska Air Group, since 1999

•
Director, Coeur Mining, since 2002

•
Director and Chairman, CDF Capital (non-profit), since 2017

•
Chair, Environmental, Health, Safety, and Corporate Responsibility Committee, Coeur Mining

•
Former Chair, Compensation and Leadership Development Committee, Alaska Air Group and Coeur Mining

•
BS, Petroleum Engineering, Missouri University of Science and Technology

Age	70
Current Committees	Chair, Compensation Member, SPER
Other Current Public Boards	Alaska Air Group Inc. Coeur Mining, Inc. Pioneer Natural Resources Company

Tetra Tech 2022 Proxy Statement 25

Item 1: Election of Directors
Kirsten M. Volpi		Independent	Director since 2013

Experience
•
EVP, COO, and CFO, Colorado School of Mines, since July 2013; Senior Vice President for Finance and Administration, CFO, and Treasurer, August 2005—August 2011

•
Chief Administrative Officer, U.S. Olympic Committee, August 2011—July 2013

•
Various financial management roles for Rensselaer Polytechnic Institute, University of Colorado Foundation, and American Water Works Association

Skills and Qualifications
Senior leadership; financial sophistication; audit committee financial expert; certified public accountant; international operations; risk oversight; talent management/compensation.
•
BS, Accounting, University of Colorado

Age	57
Current Committees	Member, Audit Member, Compensation

Tetra Tech 2022 Proxy Statement 26

Item 1: Election of Directors
Chairman Emeritus
Dr. Li San Hwang has served as our Chairman Emeritus since March 2006. As Chairman Emeritus, Dr. Hwang is invited to attend Board and Board committee meetings, but he does not have voting rights. Chairman Emeritus is an unpaid position; however, we reimburse Dr. Hwang for his attendance-related expenses. Dr. Hwang joined our predecessor in 1967 and led our acquisition of the Water Management Group of Tetra Tech from Honeywell Inc. in March 1988. He served as our CEO from our formation until November 2005. Dr. Hwang has served as an advisor to numerous government and professional society committees and has published extensively in the field of hydrodynamics. He is a graduate of the National Taiwan University, Michigan State University, and California Institute of Technology, holding BS, MS, and PhD degrees, respectively, in Civil Engineering, specializing in water resources.
Director Compensation
The NCG Committee works with the independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), to target nonemployee director compensation within a competitive range of the median of our peer companies to support the recruitment and retention of our nonemployee directors. The majority of this compensation is delivered in equity to align director interests with those of our stockholders. Under our stock ownership guidelines, each nonemployee director must own shares having a value equal to the lesser of at least five times the nonemployee director’s annual base cash retainer or 6,100 shares.
FY 2021 Cash Compensation
During FY 2021, our nonemployee director cash compensation program consisted of the following elements.
Annual Nonemployee Director Cash Compensation
Cash retainer	$100,000
Additional cash retainer for Presiding Director	$20,000
Additional cash retainer for Audit Committee Chair	$20,000
Additional cash retainer for Compensation Committee Chair	$15,000
Additional cash retainer for NCG Committee Chair	$10,000
Additional cash retainer for SPER Committee Chair	$10,000
Additional cash retainer for Audit and Compensation Committee membership	$5,000
Additional fee per in person or telephonic Board or committee meetings in excess of eight	$2,000

Tetra Tech 2022 Proxy Statement 27

Item 1: Election of Directors
FY 2021 Equity Compensation
During FY 2021, our nonemployee director equity compensation program consisted of an equity award based on a fixed dollar value of $125,000. The following table describes the awards granted on November 19, 2020.
PSU and RSU Awards Granted
Type of Award	Shares Underlying Award (#)	Description
Performance Stock Units (PSUs)	615
Represents target shares underlying the award. PSUs have a three-year performance period with cliff vesting on the applicable vesting date and with the same terms as the PSUs awarded to our executive officers, subject to the achievement of the applicable performance goals. PSUs vest immediately upon change in control or upon departure from the Board after serving 10 years or more, having served the full term for which the director was elected, and subject to achievement of the applicable performance criteria. Upon the director’s departure having served less than 10 years or upon death or disability, PSUs vest on a pro rata basis on the scheduled vesting date and subject to achievement of the applicable performance criteria. For additional information concerning PSU vesting, refer to the Compensation Discussion and Analysis section on page 31 of this proxy statement.

Restricted Stock Units (RSUs)	410
Vested on November 18, 2021, if the director had not ceased to be a director prior to that date. RSUs vest immediately upon change in control or upon departure from the Board after serving 10 years or more and having served the full term for which the director was elected. Upon the director’s departure having served less than 10 years, RSUs vest on a pro rata basis. Upon the director’s death or disability, unvested RSUs are forfeited.

Director Compensation Table
The following table provides information concerning the compensation for services of our nonemployee directors during FY 2021.
Direct Compensation by Director
Name	Fees Earned or Paid in Cash ($)1	Option Awards ($)2	Stock Awards ($)3	Total ($)
Gary R. Birkenbeuel	120,000	0	143,896	263,896
Patrick C. Haden	105,000	0	143,896	248,896
J. Christopher Lewis	110,000	0	143,896	253,896
Joanne M. Maguire	110,000	0	143,896	253,896
Kimberly E. Ritrievi	115,000	0	143,896	258,896
J. Kenneth Thompson	135,000	0	143,896	278,896
Kirsten M. Volpi	110,000	0	143,896	253,896

1 Mr. Batrack does not appear in the table because he received compensation as our CEO and does not receive any additional compensation as director.
2 No stock options were granted to nonemployee directors in FY 2021. For information regarding the number of stock options held by each nonemployee director as of October 3, 2021, see the Stock Options Outstanding column in the table below.
3 $94,124 of the amounts in the Stock Awards column represent the aggregate grant date fair values, without adjustment for forfeitures, of PSUs that are payable at the end of a three-year performance period provided that the performance objectives are achieved as of the end of the period. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The performance objectives that determine the number of shares that may be earned for the PSUs were (i) as to 50% of the award, growth in earnings per share, which is a performance condition under FASB ASC Topic 718, and (ii) as to 50% of the award, total stockholder return (TSR), which is a market condition under FASB ASC Topic 718, relative to the TSR of (A) 16 companies objectively determined based on GICS code and revenue size (25% of award) and (B) the S&P 1000 (25% of award), in each case computed over the three-year performance period. The performance condition component of the fair value of PSUs was determined based on the fair market value of our common stock on the date of grant. The market condition component of the fair value of the PSUs was determined as of the date of grant using the Monte Carlo simulation method, which uses multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price and other assumptions appropriate for determining fair value. Based on these computations, the grant date fair values of the performance condition-based PSU awards and the market condition-based PSU awards granted on November 19, 2020, to each nonemployee director on that date were $121.35 and $184.70 per share, respectively. The maximum grant date fair value of the PSU awards in FY 2021 (200% vesting) was $188,284 for each of the

Tetra Tech 2022 Proxy Statement 28

Item 1: Election of Directors
nonemployee directors. There can be no assurance that these grant date fair values will be realized by the nonemployee directors. For information regarding the number of unvested PSUs held by each nonemployee director as of October 3, 2021, see the Unvested PSUs Outstanding column in the table below. $49,754 of the amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of RSU awards. The grant date fair value of these awards is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. The grant date fair value of the RSU awards granted on November 19, 2020, to each nonemployee director was $121.35 per share. There can be no assurance that these grant date fair values will ever be realized by the nonemployee directors. For information regarding the number of unvested RSUs held by each nonemployee director as of October 3, 2021, see the Unvested RSUs Outstanding column in the following table.
Each of the nonemployee directors owned the following number of nonqualified stock options, unvested PSUs, and unvested RSUs as of October 3, 2021.
Nonqualified Stock Options, Unvested PSUs, and Unvested RSUs by Director
Name	Stock Options Outstanding (#)	Unvested PSUs Outstanding (#)	Unvested RSUs Outstanding (#)
Mr. Birkenbeuel	243	2,643	410
Mr. Haden	0	2,643	410
Mr. Lewis	16,800	2,643	410
Ms. Maguire	16,400	2,643	410
Dr. Ritrievi	0	2,643	410
Mr. Thompson	8,400	2,643	410
Ms. Volpi	7,025	2,643	410

Tetra Tech 2022 Proxy Statement 29

Item 2: Advisory Vote to Approve Executive Compensation
Item 2: Advisory Vote to Approve Executive Compensation
Our Board has determined to hold annual “say-on-pay” votes, which ask stockholders to vote on the compensation of our named executive officers (NEOs). Our stockholders are being asked to vote on the following resolution:
RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of our 2022 proxy statement.
Recommendation of Board of Directors
The Compensation Committee considered feedback from stockholders regarding our executive compensation program and has previously made significant changes to the program to both address suggestions made by our stockholders and more closely align our compensation program with our current financial position and business strategies. Our Board of Directors recommends that you vote FOR approval, on an advisory basis, of our executive compensation. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.
Meaning of Advisory Vote
The advisory vote is a vote to approve the compensation of our NEOs, as described in the Compensation Discussion and Analysis section on page 31 and Executive Compensation Tables section on page 51 of this proxy statement. It is not a vote on our general compensation policies or any specific element thereof, the compensation of our nonemployee directors, or our program features designed to prevent excessive risk-taking as described in Risks Associated with Compensation Policies and Practices section on page 16 of this proxy statement.
The results of the advisory vote are not binding on our Board. In accordance with SEC regulations, however, the Compensation Committee will disclose the extent to which it takes into account the results of the vote in the Compensation Discussion and Analysis section of our 2023 proxy statement. We remain committed to continued engagement with our stockholders to solicit and consider their viewpoints and discuss why we believe our executive compensation program properly aligns with our strategies and incents our executives to achieve strong, long-term operating and financial performance for our stockholders.

Tetra Tech 2022 Proxy Statement 30

Compensation Discussion and Analysis
Compensation Discussion and Analysis
This compensation discussion and analysis (CD&A)* provides an overview of the principles and practices underlying our executive compensation program and the decisions made by the Compensation Committee related to FY 2021 compensation.
This CD&A and the Executive Compensation Tables section on page 51 of this proxy statement provide compensation information for our NEOs for FY 2021, who are identified in the table below.
FY 2021 Named Executive Officers
Name	Title	Years in Position at FYE 20211	Years at Tetra Tech at FYE 2021
Dan L. Batrack	Chairman, CEO	16	41
Steven M. Burdick	EVP, CFO	10	18
Leslie L. Shoemaker	President	2	30
Roger R. Argus	SVP, and President, Government Services Group (GSG) and United States Government (USG) Division	4	28
Preston Hopson	SVP, General Counsel, and Secretary	4	4

1 FYE 2021 was October 3, 2021.
FY 2021 Performance Summary
Tetra Tech’s fiscal year FY 2021 operating results were strong and demonstrated increased performance compared to FY 2020, which was itself a year of strong operational and financial performance. In FY 2021 we achieved record highs in revenue, net revenue, EPS, operating income, cash from operations, and backlog even with the disruption from the continuing global COVID-19 pandemic. Our focus on providing clients with high-end differentiated consulting and engineering services has resulted in increased margins and reduced risk in our business.
We began FY 2022 with an authorized and funded backlog that reached another all-time high of approximately $3.5 billion in the fourth quarter of FY 2021.
Highlights of our FY 2021 results of operations as reported in our FY 2021 Annual Report on Form 10-K are noted in the table below.
FY 2021 Highlights
($ in millions, except EPS)
	$	vs. FY 2020
Revenue	$3,214	+7%
Net Revenue	$2,552	+9%
Cash from operations	$304	+16%
EPS	$3.79	+20%
Backlog	$3,480	+7%

* This CD&A contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance, or achievements expressed or implied thereby. For a detailed discussion of these risks, see Part I, Item 1A (“Risk Factors”) and Part II, Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) in our FY 2021 Annual Report on Form 10-K, filed on November 24, 2021, with the SEC (2021 Annual Report). Stockholders should note that statements contained in this CD&A regarding our Company and business group performance targets and goals should not be interpreted as management’s expectations, estimates of results, or other guidance.

Tetra Tech 2022 Proxy Statement 31

Compensation Discussion and Analysis
Disciplined Capital Allocation
We achieved these results while maintaining a healthy balance sheet and continuing the disciplined execution of our capital allocation strategy. Over the last three years, we have returned $382 million to our stockholders through dividends and stock repurchases. In FY 2021, we returned $100 million to our stockholders by:
•
Repurchasing approximately 500,000 shares for an aggregate of $60 million

•
Paying an aggregate dividend of $.74 per share for an aggregate of $40 million

We have paid quarterly dividends since April 2014 and increased our dividend from $.07 at inception to $.20 per share in July 2021, a 186% increase over this period.
Following the end of FY 2021, in October 2021, our Board of Directors approved a new $400-million share repurchase program as part of our continued capital allocation strategy.
Strong Stock Price Performance
Our leading annual TSR in FY 2021 contributed to our cumulative TSR of 127% for the FY 2019 through FY 2021 period. We compared our TSR to the S&P 1000 and our TSR peer group (listed on page 46 of this proxy statement) and outperformed both in FY 2021 and over the cumulative three-year period. TSR measures the return we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof).

Tetra Tech 2022 Proxy Statement 32

Compensation Discussion and Analysis
Strong Compensation Governance Practices
Our executive compensation program incorporates what we believe are best practices, as shown in the following table, which we believe ensure that the program serves the long-term interests of our stockholders.
Policy or Best Practice	Description and Benefit to Our Stockholders
Majority of Compensation Performance-Based
For FY 2021, 83% of our CEO’s target total direct compensation (TDC) (base salary + annual cash incentive opportunity + long-term equity incentive opportunity) and an average of 66% of our NEOs’ target TDC was at-risk (all compensation components other than base salary). Further, 58% of our CEO’s target TDC and an average of 50% of our other NEOs’ target TDC was performance-based (AIP award and PSUs).

Median Targeting
TDC and the components thereof are targeted to be within a competitive range of the median of companies similar in size, scope, and complexity, with some variability based on various consideration such as responsibilities, individual performance, tenure, retention, succession, and market factors.

Capped Annual Incentive
Annual cash incentive compensation is based primarily on our achievement of performance objectives in the categories of revenue, operating income, cash flow from operating activities, and backlog, with consideration for individual performance, with awards ranging from 0% to a cap of 200% of target.

Majority Long-Term Equity Incentive Compensation
The majority of our equity-based incentive awards emphasize our long-term performance, with PSUs cliff vesting at the end of three years, subject to achievement of the applicable performance goals. Equity compensation aligns NEO interests with stockholder interests by delivering compensation dependent on our long-term performance and stockholder value creation.

Rigorous Goal Setting Process
Annual review and approval are completed by the Compensation Committee of the performance goals for the Company (Corporate) and for our business groups. The performance factor used to determine AIP awards is increased or decreased based upon the growth level of the targets from the prior fiscal year.

No Employment Agreements	Our NEOs are employed at will, and they have no special severance benefits in the absence of a change in control.
Stock Ownership Guidelines
Our NEOs are required to obtain and maintain shares having a value equal to the lesser of (1) at least 2x to 6x base salary (based on position) or (2) a fixed number of shares based on position. All our NEOs are in compliance with our stock ownership guidelines.

No Hedging or Pledging	Our insider trading policy prohibits our directors and officers from hedging or pledging our common stock, and all our NEOs are in compliance with that policy.
Clawback Policy
Incentive compensation is subject to clawback if we are required to prepare an accounting restatement as a result of material noncompliance with any financial reporting requirements under the securities laws.

No Excise Tax Gross-Ups	We do not provide gross-up payments received in connection with a change in control for excise taxes.
Double-Trigger Equity Vesting
No equity awards will be accelerated in connection with a change in control unless the NEO’s employment is terminated without cause or the NEO terminates employment for good reason within two years thereof.

No Repricing/Exchange of Underwater Stock Options	Our Equity Incentive Plan prohibits the repricing/exchange of underwater options without stockholder approval.
Limited Perquisites
Our NEOs receive limited capped reimbursements for vehicle use, financial planning, tax planning, memberships, and annual physical examinations. These reimbursements are not subject to any tax gross-up.

Independent Oversight	The Compensation Committee is comprised solely of independent directors.
Independent Expert Advice
Meridian, which has been determined by the Compensation Committee to be independent and free of conflicts of interest, provides the Committee with expert executive compensation advice. Meridian has served as the independent advisor since January 2016.

Tetra Tech 2022 Proxy Statement 33

Compensation Discussion and Analysis
2021 Say-on-Pay Vote and Executive Compensation Program
At the 2021 Annual Meeting, 96% of our stockholders approved our FY 2020 executive compensation program. It is our practice to take stockholder feedback into consideration as we discuss and implement compensation design changes. During FY 2021, the Compensation Committee reviewed best practices for executive compensation and evaluated the vote results at the 2021 Annual Meeting and the results of our ongoing stockholder outreach program. Telephone conferences with our investors were attended by members of management in our legal, investor relations, and executive compensation functions. The feedback was subsequently reported to the Compensation Committee, and the Committee was able to develop a clear understanding of stockholder views. The Compensation Committee remains committed to the ongoing evaluation of our executive compensation program and adjustments to this program to reflect feedback received from stockholders.
Stockholder Engagement
Our ongoing engagement program begins in February of each year, following the filing of our proxy statement in January. After we file our proxy statement with the SEC, we reach out to our largest investors (generally representing 50% to 70% of our shares outstanding as of the record date), sharing these materials and offering a conversation to discuss our executive compensation and answer questions. On the day of the Annual Meeting, we discuss preliminary vote results with our Board and follow up with Board committees in the spring with a more detailed analysis of actual results, including feedback from investors and views of proxy advisory firms. In the fall, we again reach out to our largest investors to discuss executive compensation to hear what issues are important to our stockholders. In the winter, we review the feedback from our fall outreach effort with management and our Board, and consider whether any changes to our executive compensation program are advisable. We also keep investor feedback in mind as we prepare our next proxy statement by enhancing or clarifying our disclosure as appropriate.
Following the 2021 say-on-pay vote, as part of our stockholder outreach program, we proactively contacted our largest institutional stockholders, representing approximately 60% of our outstanding shares as of the record date for the 2021 Annual Meeting, to solicit their views on our executive compensation program and make directors and management available to answer questions and address concerns. Additionally, our senior management team, including our CEO and CFO, regularly engage in meaningful dialogue with our stockholders through our quarterly earnings calls and other channels of communication.

Tetra Tech 2022 Proxy Statement 34

Compensation Discussion and Analysis
Pay Philosophy and Executive Compensation Components
We believe in a pay-for-performance compensation program in which a majority of the compensation is tied to our success in meeting predetermined performance objectives and creating long-term stockholder value. The objective of this strategy is to motivate our executives to achieve our annual and long-term financial goals, align with stockholders, and recognize the executives’ contributions in delivering strong corporate and/or business group performance. The Compensation Committee implements this philosophy and provides incentives to our executives by following three key principles:
•
Positioning target total direct compensation (TDC) and each component thereof at approximately market median with additional consideration given to various factors as discussed previously; failure to achieve financial objectives and create stockholder value should directly impact TDC relative to market median compensation

•
Aligning our annual incentive awards with our AOP and key financial and strategic objectives, which are predetermined and objectively measurable

•
Rewarding long-term performance using metrics such as EPS growth and relative TSR, which focuses executives on consistent and sustainable stockholder value creation

The Compensation Committee targets TDC for NEOs at the median of companies similar in size, scope, and complexity with which we compete for executive talent, and then considering responsibilities, individual performance, tenure, retention, company performance, succession planning, and market factors for each executive. The Committee believes this positioning and approach is appropriate given our business portfolio mix, the diversity of our services, and the global nature of our operations, which require our executives to have a wide range of business leadership experience and skills.
Our incentive compensation for FY 2021 consisted of the AIP and LTI awards. The AIP award payouts were based on our performance against performance goals established by the Compensation Committee in November 2020 for revenue, operating income, cash flow, and backlog. The AIP rewards NEOs based on corporate and/or business group and/or division performance as well as individual contributions to motivate the NEOs and align their compensation with stockholder interests. Both our AIP and our PSU awards under our LTI program provide upside opportunity for exceeding performance targets and downside risk, including forfeiture of PSUs and no payout under our AIP for failing to achieve predetermined performance targets. Our compensation is aligned with performance, and our ability to exceed or failure to achieve our performance targets directly impacts payments to our NEOs and their compensation relative to the market median. The following graphic illustrates the components of our executive compensation program.
Components of Annual and Long-Term Compensation

Tetra Tech 2022 Proxy Statement 35

Compensation Discussion and Analysis
In FY 2021, as shown in the following graphic, 83% of our CEO’s target TDC and an average of 66% of our other NEOs’ target TDC was at-risk (all compensation components other than base salary). Further, 58% of our CEO’s target TDC and an average of 50% of our other NEOs’ target TDC was performance based (AIP award and PSUs):
FY 2021 NEO Target TDC Mix

Tetra Tech 2022 Proxy Statement 36

Compensation Discussion and Analysis
Summary of Compensation Decisions for FY 2021
The key elements of our FY 2021 NEO target TDC are shown in the following table. While we provide consistent, market-competitive TDC opportunities for our NEOs, the actual compensation they realize varies year to year based on our performance.
Our CEO is not involved in the decisions regarding his own compensation, which is determined by the Compensation Committee in an executive session with consultation from Meridian.
FY 2021 NEO TDC
Component	Purpose	Decisions Impacting FY 2021 Executive Compensation
Fixed
Base Salary	Provides fixed, market-competitive monthly income for performing daily responsibilities
•
The Committee increased the CEO’s base salary by 4.8% in FY 2021 to reflect prior year performance, tenure, and overall market-competitive base pay around the median

•
The Committee adjusted NEO base salaries to reflect prior year performance or position their salaries at or around the market median, with increases ranging from approximately 3% to 9%

Performance-Based Cash
AIP Award
Provides variable, cash-based incentive to motivate our executives annually to grow revenue, increase profitability, deliver strong cash flow, and replenish backlog consistent with our AOP financial objectives

•
Target bonus opportunity, as a percentage of base salary, was 125% for the CEO, 80% for EVP, and 75% for the general counsel and the SVPs with group or division president roles, with the bonus opportunity ranging from 0% to a maximum of 200% of each executive’s target bonus opportunity

•
The corporate and business group performance factor has a range of 0 to 2.0, with a target of 1.0 based on achievement of four AOP targets (revenue, operating income, cash flow, and backlog)

•
The Committee may make limited adjustments to AIP payments for individual performance

•
Minimum (threshold), target, and maximum performance criteria and payouts were established for each metric, with payout at 0% of target below threshold performance, 50% of target at threshold, 100% of target at target, and 200% of target at maximum

Long-Term Incentives
PSUs RSUs
Provide variable equity-based incentive compensation to enhance the alignment of our executives’ interests with stockholder interests and drive long-term value creation
Provide LTI opportunity, including vehicle selections, performance criteria and weightings based on market data, our pay philosophy, and independent consultant recommendations

•
For FY 2021, the value of the target LTI opportunities for the CEO and the SVPs were adjusted to target the market median while also considering internal equity, retention, and individual performance and role, among other factors

•
PSUs have a three-year performance period with cliff vesting, subject to achievement of the applicable performance goals; vesting is determined at 50% by EPS growth and 50% by relative TSR:

◦
EPS-based vesting ranges from 0% for less than 2% average annual EPS growth to 200% for greater than or equal to average annual 16% EPS growth

◦
TSR-based vesting ranges from 0% if our TSR is less than the 25th percentile of the TSR peer groups to 200% if our TSR is at the 75th or higher percentile of the TSR peer groups

•
RSUs have time-based vesting at the rate of 25% per year, subject to the holder’s continuous employment by us through the applicable vesting date

In addition to these primary elements of our executive compensation program, we also provide our NEOs with limited perquisites and benefits, as specified in the Strong Compensation Governance Practice section on page 33 of this proxy statement.
Assessment of Pay for Performance
Our Compensation Committee designed the executive compensation program to reflect its philosophy that a majority of compensation should be tied to our success in meeting predetermined performance objectives, the achievement of which should positively influence our stock price. The objective is to motivate the executives to achieve these annual and long-term financial goals in order to deliver consistent and sustainable return to our stockholders.

Tetra Tech 2022 Proxy Statement 37

Compensation Discussion and Analysis
Discussion of Compensation Components and Decisions Impacting FY 2021 Compensation
The Compensation Committee targets base salaries at or around the market median, with the majority of NEO compensation consisting of incentive compensation to advance the Committee’s pay-for-performance philosophy. This methodology drives higher realized compensation when our financial performance is stronger and lower realized compensation when our financial performance is weaker. It provides the Committee with the flexibility to respond to changing business conditions, manage compensation in accordance with career progression, and adjust compensation to reflect differences in executive experience and performance.
FY 2021 Base Salary
In November 2020, the Compensation Committee approved the base salary adjustments shown in the following table for our NEOs, and the adjustments were not retroactive to the beginning of FY 2021. Accordingly, the base salary amounts do not necessarily conform to the amounts contained in the Summary Compensation Table on page 51 of this proxy statement, which reflect the salary actually earned during FY 2021. Increases are generally driven by prior year performance, tenure, and overall market median for positions with similar scope and responsibility.
FY 2021 NEO Base Salaries
Name	FY 2020 Base Salary ($)	% Increase	FY 2021 Base Salary ($)
Mr. Batrack	1,050,000	4.8	1,100,000
Mr. Burdick	550,000	2.7	565,000
Dr. Shoemaker	550,000	2.7	565,000
Mr. Argus	400,000	8.8	435,000
Mr. Hopson	400,000	8.8	435,000
FY 2021 AIP Award Program
The Compensation Committee grants AIP awards under our Executive Compensation Plan approved by our stockholders in 2014. No amounts are paid under the Executive Compensation Plan unless we have positive net income (as defined under the Plan). The AIP awards are used to motivate NEOs to meet and exceed annual company objectives. These incentives are paid to reward the achievement of specified operating, financial, strategic, and individual measures and goals that are expected to contribute to stockholder value creation.
AIP Performance Measures and Targets
The AIP uses four financial metrics when the Committee is determining payments under the Executive Compensation Plan. Each November, a target level is established for each of the four financial metrics based on the AOP for the business groups, as well as the Company as a whole. In setting the targets, the Board and Compensation Committee aim to align our long-term financial goals and the drivers of our long-term stockholder value.

Tetra Tech 2022 Proxy Statement 38

Compensation Discussion and Analysis
The four financial metrics, including rationale for their inclusion in the AIP and the results of the FY 2021 AIP, are illustrated in the table below.
AIP Award Program Financial Metrics
Metric	FY 2021 Weighting	What it Measures and How It Aligns	Threshold/ Maximum as a % of Target	FY 2021 Target1 ($ in thousands)	FY 2021 Actual2 ($ in thousands)	FY 2020 Actual2 ($ in thousands)
Revenue	20%	Measures the growth of our business and is a leading driver of stockholder value creation. Aligns with our growth and durable competitive advantage drivers.	85% / 115%	Corporate: $3,185,000 GSG: $1,905,000 USG: $761,000	Corporate: $3,213,513 GSG: $1,948,679 USG: $841,223	Corporate: $2,994,891 GSG: $1,778,823 USG: $771,848
Operating Income	40%	Primary measure used by stockholders and analysts to evaluate our profitability. Aligns with our margin, durable competitive advantage, and ERM drivers.	75% / 125%	Corporate: $259,000 GSG: $170,000 USG: $80,000	Corporate: $275,428 GSG: $196,658 USG: $107,593	Corporate: $234,996 GSG: $168,949 USG: $113,148
Cash Flow	20%
Demonstrates our ability to collect on receivables billed to clients and allows us to invest in our business and return funds to stockholders through dividends and share repurchases.
Aligns with our capital allocation driver.
			75% / 125%	Corporate: $250,000 GSG: $176,000 USG: $99,000	Corporate: $304,372 GSG: $247,813 USG: $118,521	Corporate: $262,479 GSG: $215,913 USG: $91,411
Backlog	20%	Positions us for growth going forward based upon authorized and funded projects. Aligns with our growth and durable competitive advantage drivers.	85% / 115%	Corporate: $3,464,000 GSG: $2,350,000 USG: $725,000	Corporate: $3,480,254 GSG: $2,347,757 USG: $741,541	Corporate: $3,239,285 GSG: $2,296,852 USG: $662,034

1 Corporate AOP is based on business group AOPs, augmented by planned acquisitions, that are aligned with our business and stockholder interests. The AOPs for business groups include no acquisitions, since capital allocation strategy is implemented at Corporate.
2 With respect to Corporate, results exclude the impact of acquisition related charges, non-core disposition-related charges, and one-time, non-recurring tax adjustments in FY 2021. With respect to the business groups, results include only 50% of the impact of acquisitions in FY 2021. This inclusion reflects the business group presidents’ responsibility to oversee the performance of and successfully integrate acquisitions.
The AIP awards for our NEOs are based on the level of achievement of performance of the business for which they were responsible. The chart below indicates respective weightings for business performance for each NEO.

Tetra Tech 2022 Proxy Statement 39

Compensation Discussion and Analysis
Minimum (threshold), target, and maximum performance criteria and payouts were established for each metric as indicated above. Payout percentages are reflected in the table below with straight line interpolation for performance between threshold and target and between target and maximum. No bonus is earned with respect to a metric if performance is below threshold, and no additional bonus is earned for performance above maximum.
Payout Percentages
Performance Level	Payout
Less than Threshold	0%
Threshold	50%
Target	100%
Maximum	200%
Further, a financial modifier or “growth factor,” is applied to adjust the payout, either upward or downward, based on whether the AOP target is aggressive or conservative as compared to the prior year. This growth factor assists in validating the rigor of our AOP goals. Additional details on both the financial and individual performance elements of our AIP are provided below.
AIP Award Formula
NEO AIP awards are determined using the following formula.
FY 2021 Target AIP Opportunities
The following table sets forth the target award and the maximum award possible as a percentage of FY 2021 base salary for each NEO. No bonus is paid if performance is below the threshold performance goals.
Minimum, Target, and Maximum Percentages by NEO
Name	Minimum Award (%)	Target Award (%)	Maximum Award (%)
Mr. Batrack	0	125	250
Mr. Burdick	0	80	160
Dr. Shoemaker	0	80	160
Mr. Argus	0	75	150
Mr. Hopson	0	75	150
These targets are derived in part from peer group and competitive survey analysis data and in part by the Compensation Committee’s judgment on the internal equity of the positions and scope of job responsibilities.
CPF Range
The CPF has a range of 0 to 2.0 with a target of 1.0 based on achievement of the AOP performance targets established in the AOP. Specifically, for each of the four metrics, the Compensation Committee reviewed FY 2021 performance as a percentage of the target and determined an award percentage. The results were then averaged to determine the preliminary CPF.
Growth Factor
The Compensation Committee believes in setting aggressive targets. Accordingly, the preliminary CPF was increased or decreased based upon the growth level of the AOP targets from the prior fiscal year. That approach rewards demanding targets and penalizes

Tetra Tech 2022 Proxy Statement 40

Compensation Discussion and Analysis
targets established with smaller increases relative to the prior year. The growth factors indicated below were applied to each metric and the results were averaged to determine the final CPF.
Growth % of AOP Target from Prior Fiscal Year Results	Growth Factor Applied to Preliminary CPF
Less than 5%	0.9
5% to 10%	1.0
10% to 15%	1.1
More than 15%	1.2
FY 2021 CPF Modifiers
The following tables show the AIP financial modifiers for our NEOs for FY 2021. Our performance resulted in modifiers of 1.306 for Mr. Batrack, Mr. Burdick, Dr. Shoemaker, and Mr. Hopson based on Corporate results, and 1.549 for Mr. Argus based on GSG and USG results, weighted 25% for GSG and 75% for USG results. The weighting of the revenue, operating income, cash flow, and backlog factors was 20%, 40%, 20%, and 20%, respectively.
Corporate Performance
($ in thousands)
Objective	Actual FY 2020	Actual FY 2021	Target FY 2021	Actual FY 2021 as a % of Target FY 2021	Preliminary CPF (0-2.0)	Growth % / Growth Factor	Weight	Final CPF (0-2.0)
Revenue	2,994,891	3,213,513	3,185,000	100.90	1.060	6/1.0	0.2	1.060
Operating Income	234,996	275,428	259,000	106.34	1.254	10/1.1	0.4	1.379
Cash Flow	262,479	304,372	250,000	121.75	1.870	-5/0.9	0.2	1.683
Backlog	3,239,285	3,480,254	3,464,000	100.47	1.031	7/1.0	0.2	1.031
CPF					1.294			1.306
GSG Performance
($ in thousands)
Objective	Actual FY 2020	Actual FY 20211	Target FY 2021	Actual FY 2021 as a % of Target FY 2021	Preliminary CPF (0-2.0)	Growth % / Growth Factor	Weight	Final CPF (0-2.0)
Revenue	1,778,823	1,948,679	1,905,000	102.32	1.154	7/1.0	0.2	1.154
Operating Income	168,949	196,658	170,000	115.5	1.620	1/0.9	0.4	1.458
Cash Flow	215,913	247,813	176,000	140.73	2.000	-18/0.9	0.2	1.800
Backlog	2,296,852	2,347,757	2,350,000	99.91	0.997	2/0.9	0.2	0.897
CPF					1.478			1.354

1 Reflects 50% of the impact of acquisitions.

Tetra Tech 2022 Proxy Statement 41

Compensation Discussion and Analysis
USG Performance
($ in thousands)
Objective	Actual FY 2020	Actual FY 20211	Target FY 2021	Actual FY 2021 as a % of Target FY 2021	Preliminary CPF (0-2.0)	Growth % / Growth Factor	Weight	Final CPF (0-2.0)
Revenue	771,848	841,223	761,000	110.54	1.703	-1/0.9	0.2	1.533
Operating Income	113,148	107,593	80,000	134.49	2.000	-29/0.9	0.4	1.800
Cash Flow	91,411	118,521	99,000	119.72	1.789	8/1.0	0.2	1.789
Backlog	662,034	741,541	725,000	102.28	1.152	10/1.0	0.2	1.152
CPF					1.729			1.615

1 Reflects 50% of the impact of acquisitions.
FY 2021 NEO Performance Evaluations
The Compensation Committee may adjust each NEO’s compensation under the Executive Compensation Plan based upon the NEO’s individual performance. For adjustments to the CFO’s compensation based on individual performance, the Audit Committee and Compensation Committee would jointly approve them.
Adjustments would be based on an assessment of the NEO’s performance, including contributions to the successful achievement of annual operating goals, leadership in the NEO’s area of responsibility, strategic planning, and implementation of applicable corporate objectives.
In FY 2021, the operational objectives were as follows:
•
Advancing our culture of diversity, equity, and inclusion

•
Maintaining high standards in business ethics

•
Maintaining high standards in customer service

•
Enhancing our organizational structure

•
Providing a safe and healthy workplace for employees

•
Developing a three-year strategic plan that achieves value creation objectives

•
Further implementing the contract management process to minimize risk and surprises, which aligns with our ERM driver

•
Improving key management metrics and reporting

•
Improving corporate-wide marketing functions and processes

•
Winning key/targeted program competitions, which aligns with our growth driver

•
Further implementing our enterprise resource planning system migration plan

•
Identifying succession candidates for all executive positions

•
Targeting corporate general and administrative expenses not to exceed a specified percentage of revenue

•
Reducing legal and risk management insurance expenses while maintaining service levels

For FY 2021, the Compensation Committee considered the individual performance of the NEOs and approved a 20% upward modification to the AIP awards of the NEOs in recognition of their extraordinary contributions during an unprecedented fiscal year. For Mr. Burdick, the approval was provided jointly by the Compensation Committee and the Audit Committee. The basis for these modifications is described below.
Mr. Batrack continued to successfully implement our ongoing Strategic Plan, tied to key drivers to create stockholder value. As a result of his leadership and strategy execution, Tetra Tech achieved historic performance in FY 2021, reaching record highs in revenue, net revenue, EPS, operating income, cash from operations, and backlog amidst the effects of the continuing global COVID-19

Tetra Tech 2022 Proxy Statement 42

Compensation Discussion and Analysis
pandemic. In addition, Mr. Batrack led Tetra Tech to improved absolute TSR and TSR relative to peers, with top TSR relative to our peer group. He facilitated the sustained growth of our high-margin, highly differentiated operations. Furthermore, Mr. Batrack oversaw the successful acquisition and integration of Hoare Lea and several other strategic acquisitions. He also has developed, trained, and retained a strong and qualified executive team with a focus on succession planning.
Mr. Burdick contributed to Tetra Tech’s successful FY 2021 through strong financial management across the global operations. He assisted in the effective execution of our enhanced ERM process focused on early issue identification. Mr. Burdick provided leadership on the identification, due diligence, closure, and financial integration of multiple EPS-accretive strategic acquisition targets. He also oversaw the continued implementation of effective tax reduction strategies. In addition, Mr. Burdick developed and implemented an enhanced capital allocation strategy to optimize share repurchase and acquisition activities. He continued to oversee our credit facility and has maintained advantageous rates to the benefit of Tetra Tech.
Dr. Shoemaker led our strategic planning, corporate business development, and marketing and communications functions. She developed and successfully implemented our ongoing Strategic Plan, with an emphasis on using technological differentiation to drive value. She oversaw our Leadership Academy to effectively identify, develop, and promote a diverse group of employees with potential to rise to senior leadership roles. In addition, Dr. Shoemaker continued to mentor and place executives in senior leadership roles, including transitioning day-to-day oversight of our growth initiatives program to an emerging leader in the company, increasing diversity within the leadership team. She also personally spearheaded our company-wide strategic hiring initiative.
Mr. Argus drove performance in the U.S. government-focused operations, resulting in strong performance for GSG in FY 2021, despite the challenging economic conditions resulting from the COVID-19 pandemic. He led his team to significant contributions to the overall increase in backlog and enhanced visibility for FY 2022. He also sponsored the due diligence and integration of several acquisitions, adding significant value and market position for the Company. Mr. Argus further strengthened contract review, change management, and risk mitigation resulting in sustained margin expansion and risk reduction. In addition, he expanded the Fearless Entrepreneur program in a virtual environment across the Company to train early career employees to foster the future growth and success of our operations.
Mr. Hopson led our efforts throughout the continuing COVID-19 pandemic and provided guidance to our operations teams for compliance with government and public health orders and vaccination issues. He also advised our Board of Directors and executive leadership on corporate governance and social responsibility issues. Mr. Hopson oversaw the resolution of significant litigation matters and closed several acquisitions. He continued to enhance our global ethics and compliance program and championed our diversity efforts, including leading the implementation of company-wide DEI training. With responsibility for Tetra Tech’s Human Resources function, Mr. Hopson personally led the creation and rollout of a global remote work policy and also successfully assumed responsibility for the Company’s stock administration function.
FY 2021 AIP Awards
Our NEOs received the AIP awards shown in the following table for FY 2021, based on their respective base salary at fiscal year-end (FYE) 2021, AIP opportunity, financial modifier, and individual modifier.
FY 2021 AIP Awards by NEO
Name	FY 2021 Base Salary ($)	Target Award Percentage (%)	Financial Modifier (CPF)	Individual Performance Modifier	AIP Award ($)
Mr. Batrack	1,100,000	125	1.306	1.200	2,154,900
Mr. Burdick	565,000	80	1.306	1.200	708,601
Dr. Shoemaker	565,000	80	1.306	1.200	708,601
Mr. Argus	435,000	75	1.549	1.200	606,585
Mr. Hopson	435,000	75	1.306	1.200	511,463

Tetra Tech 2022 Proxy Statement 43

Compensation Discussion and Analysis
FY 2021 LTI Award Program
Our LTI program provides variable incentive compensation to enhance the alignment of executive interests with stockholder interests, with an emphasis on performance-based vesting. Accordingly, the LTI awards granted in FY 2021 comprised the following.
PSU and RSU Percentages of FY 2021 LTI Awards
Type of Award	% of LTI (by value)	Vesting	Rationale
PSUs	60%
Determined at conclusion of a three-year performance period, with vesting determined 50% by EPS growth and 50% by relative TSR and subject to the holder’s continuous employment by us through the applicable vesting date
			Performance-based; alignment with stockholder interests
RSUs	40%	25% per year, subject to the holder’s continuous employment by us through the applicable vesting date	Retention; facilitate stock ownership; alignment with stockholder interests
In FY 2021, the Compensation Committee granted the LTI awards shown in the following table. The target LTI value for each NEO was determined by the Compensation Committee and targeted within a competitive range of the market median, while internal equity, retention, and individual performance and role—among other factors—were also considered. The number of PSUs and RSUs awarded to each NEO was based on the closing price for shares of our common stock on November 19, 2020.
As a result of the required use of accounting methodology for determining grant date fair value in the Summary Compensation Table on page 51 of this proxy statement for PSUs with TSR vesting, certain total LTI values exceeded the corresponding target LTI values. The amounts listed in the table include the grant date fair value of PSUs, without adjustment for forfeitures. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant.
The performance condition component of the fair value of PSUs was determined based on the fair market value of our common stock on the date of grant. The market condition component of the fair value of the PSUs was determined as of the date of grant using the Monte Carlo simulation method, which uses multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the volatility of our stock price and other assumptions appropriate for determining fair value. The amounts also include the grant date fair value of RSUs, without adjustment for forfeitures, using the closing price per share of our common stock on the grant date.
FY 2021 NEO LTI Awards
Name	Target LTI Value for FY 2021 ($)	PSUs (#)	PSUs ($)	RSUs (#)	RSUs ($)	Grant Date Fair Value ($)1
Mr. Batrack	4,000,000	19,672	3,010,308	13,115	1,591,505	4,601,813
Mr. Burdick	900,000	4,426	677,289	2,951	358,104	1,035,393
Dr. Shoemaker	900,000	4,426	677,289	2,951	358,104	1,035,393
Mr. Argus	700,000	3,443	526,897	2,295	278,498	805,395
Mr. Hopson	750,000	3,689	564,541	2,459	298,400	862,941
LTI awards are generally granted annually after the close of the fiscal year. The Compensation Committee’s policy is to grant these equity awards following the public release of our fourth quarter and fiscal year financial results, during an open trading window, and to establish grant dates in advance.
Performance Stock Units (PSUs): Three-Year Performance Period
The PSUs awarded to our NEOs cliff vest after a three-year performance period, subject to achievement of the applicable performance goals. Vesting is based 50% upon our EPS growth and 50% upon relative TSR performance. Since target LTI opportunity is set within a competitive range of the market median, TSR performance at the 50th percentile of the TSR peer group would result in

1 Accounting value as determined under ASC Topic 718.

Tetra Tech 2022 Proxy Statement 44

Compensation Discussion and Analysis
payments from TSR vesting within a competitive range of the market median. If TSR performance is less than the 50th percentile, the resulting payments would be appropriately below market median.
With respect to the determination of EPS growth, PSUs will vest as follows, based on adjusted EPS, as defined in the table, achieved during the performance period. EPS growth will be measured by averaging EPS change on a point-to-point basis during the three-year performance period.
Vesting Credit %	EPS Growth
0%	Less than 2% year-over-year growth
100%	9% year-over-year growth
200%	16% year-over-year growth
Our adjusted EPS is the fully diluted EPS from our continuing operations, which is then adjusted to reflect the impacts from the following in order to ensure consistency during the vesting period:
•
Goodwill impairment

•
Accounting changes requiring current and prior period adjustments due to materiality

•
Changes in newly issued or existing accounting principles

•
The settlement of tax audits for more or less than amounts previously recorded

•
Gains or losses from dispositions of subsidiaries and significant business lines

•
Impact of adjustments to earn-out liabilities related to acquisitions

•
Costs incurred in connection with acquisitions, mergers, or debt restructurings

Our relative TSR performance is measured as our percentile ranking within each TSR peer group. Equal weight is given to the industry peer group and the S&P 1000. With respect to the determination of relative TSR performance, PSUs will vest as shown in the following table based on relative TSR performance achieved during the performance period.
Vesting Credit (%)	Performance (percentile)
0	Less than 25
25	31.25
50	37.5
75	43.75
100	50
125	56.25
150	62.5
175	68.75
200	Equal to or greater than 75

Tetra Tech 2022 Proxy Statement 45

Compensation Discussion and Analysis
For determining our relative TSR for purposes of PSU vesting, the Compensation Committee uses a peer group that represents the industry in which we broadly compete for business and investor capital. The TSR peer group comprises the following 16 U.S. public companies, satisfying objective criteria for industry classification and revenue size:
ABM Industries, Inc.	Matrix, Inc.
Aegion Corporation	McDermott International, Inc.
Clean Harbors, Inc.	MYR Group Inc.
Covanta Holding Corporation	Primoris Services Corporation
Dycom Industries Inc.	Quanta Services, Inc.
EMCOR Group, Inc.	Stantec Inc.
KBR, Inc.	Team, Inc.
MasTec, Inc.	Waste Connections, Inc.
Our TSR peer group is different than our compensation benchmarking peer group (listed in the Compensation Peer Group section on page 47 of this proxy statement), as it includes companies that may be too large or too small for our benchmarking peer group but are still viewed as competitors for investor capital.
Restricted Stock Units (RSUs)
All RSUs vest in equal annual installments over four years provided that the NEO remains employed by us through the applicable vesting date. These vesting provisions are designed to retain the services of the NEO for an extended duration.
Other Benefits
Nonqualified Deferred Compensation
Our NEOs are eligible to participate in our nonqualified Deferred Compensation Plan (DCP), which allows eligible employees to defer up to 80% of their base salary, AIP award, and PSU/RSU awards. The plan provides NEOs, other eligible employees, and nonemployee directors with a long-term capital accumulation opportunity because savings accumulate on a pretax basis. Participants may select from a number of investment options. The plan does not offer above-market interest rates. Deferrals are 100% vested. We do not make matching or any other contributions under the plan. Refer to the Nonqualified Deferred Compensation—FY 2021 table on page 56 in this proxy statement and the details set forth following that table for additional information regarding the DCP.
Termination and Change in Control
None of our NEOs has an employment agreement, which reflects our pay-for-performance philosophy. Subject to the terms of the Tetra Tech, Inc. Change of Control Severance Plan (CIC Severance Plan) described in this section, if an NEO is no longer performing at the expected level, they can be terminated immediately without receiving a contractually guaranteed payment. Our NEOs are eligible to participate in the CIC Severance Plan, which supersedes all prior change in control agreements we had with our NEOs.
Our NEOs are eligible for severance payments upon termination by us “without cause” or by the executive “for good reason,” in each case, during the two-year period following (or, in the case of a termination without cause, 90-day period immediately preceding) a “change in control” of our Company (each, a “qualifying termination”), in accordance with the terms and conditions of the CIC Severance Plan. In the event of such a qualifying termination, the NEO would be eligible for (1) the following lump sum cash severance payments: (a) their current base salary plus target bonus for the fiscal year of employment termination times a multiple (the multiple is 2.0 in the case of Mr. Batrack, 1.5 in the cases of Mr. Burdick and Dr. Shoemaker, and 1.0 in the cases of Messrs. Argus and Hopson); (b) their prorated target bonus for the fiscal year of employment termination; (c) any earned but unpaid bonus for the fiscal year immediately preceding their employment termination; and (d) an amount equal to 102% of the cost of providing medical benefits (health, dental, and vision) to the NEO and the NEO’s dependents for 24 months (in the case of Mr. Batrack), 18 months (in the cases of Mr. Burdick and Dr. Shoemaker), and 12 months (in the cases of Messrs. Argus and Hopson); and (2) full vesting of outstanding unvested stock options, restricted stock, and RSUs that vest solely based on continued employment, and vesting of equity awards that vest in whole or in part on achievement of performance criteria based on actual performance results. No outstanding and unvested equity awards held by our NEOs would automatically vest upon a change in control.

Tetra Tech 2022 Proxy Statement 46

Compensation Discussion and Analysis
In addition, if a participant’s employment is terminated because of their death or “disability” during the two years following a change in control, the NEO would receive their prorated target bonus for the fiscal year of employment termination and any earned but unpaid bonus for the preceding fiscal year. All payments are contingent on the execution of a release and continued compliance with certain restrictive covenants set forth in the CIC Severance Plan.
The payments and benefits provided for under the CIC Severance Plan would be reduced to the extent that they would trigger excise taxes under Section 4999 of the Internal Revenue Code, unless the NEO would be better off on an after-tax basis after taking into account all taxes, receiving the full amount of the payments and benefits. In this case, the payment and benefits would not be reduced. In no event is the Company obligated to provide any tax gross-up or similar payment to the NEO.
Refer to the Potential Payments Upon Termination or Change in Control section on page 56 in this proxy statement for additional information regarding change in control events and outstanding awards granted to the NEOs.
Compensation-Setting Process and Tools
Process
Each November, following the conclusion of our fiscal year on or about September 30, the Compensation Committee meets to determine the compensation for each NEO as follows: (1) the base salary is set for the succeeding year; (2) the variable AIP award is determined for the prior fiscal year and a new AIP award target is determined for the succeeding fiscal year; and (3) the LTI awards are granted for the succeeding fiscal year. Accordingly, in November 2020, the Compensation Committee determined the base salaries for FY 2021, the AIP awards for FY 2020 based on FY 2020 performance, and the LTI and AIP targets for FY 2021. In November 2021, the Compensation Committee determined the base salaries for FY 2022, the AIP awards for FY 2021 based on FY 2021 performance, and the LTI and AIP targets for FY 2022.
Use of Market Survey Data and Peer Group
The Compensation Committee began its FY 2021 process of deciding how to compensate our NEOs by considering the competitive market data provided by our independent compensation consultant, Meridian, and our human resources staff.
The Compensation Committee uses the market survey data as a reference point to target TDC at or around the median, also considering such factors as tenure, individual performance, the individual’s responsibilities, market factors, and succession and retention.
The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although it seeks input and recommendations from the CEO and our human resources staff. Further, the Compensation Committee and the Audit Committee jointly determine the individual performance of the CFO. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting.
Compensation Peer Group
The Compensation Committee worked with Meridian to develop a broad, size-appropriate peer group with comparable annual revenue and market capitalization. This peer group consists of the companies listed below.
Aegion Corporation	Leidos Holdings, Inc.
Booz Allen Hamilton, Inc.	ManTech International
CACI International Inc.	McDermott International, Inc.
Dycom Industries Inc.	Parsons Corporation
FTI Consulting, Inc.	Science Applications Intl. Corp
ICF International, Inc.	Stantec Inc.
KBR, Inc.	WSP Global Inc.

Tetra Tech 2022 Proxy Statement 47

Compensation Discussion and Analysis
Independent Oversight and Expertise
Our Board believes that hiring and retaining effective executives and providing them with market-competitive compensation are essential to the success of our Company and advance the interests of our stockholders. The Compensation Committee, which comprises solely independent directors, is responsible for overseeing our executive compensation program.
Under its charter, the Compensation Committee has the authority, in its sole discretion and at our expense, to obtain advice and assistance from external advisors. The Committee may retain and terminate any compensation consultant or other external advisor and has sole authority to approve any such advisor’s fees and other terms and conditions of the retention. In retaining its advisors, the Committee must consider each advisor’s independence from management.
Advisor Independence
Meridian did not provide services for our Company in FY 2021 other than the work undertaken for or at the request of the Compensation Committee.
Meridian and the Compensation Committee have the following protocols in place to ensure their independence from management:
•
The Compensation Committee has the sole authority to select, retain, and terminate Meridian, as well as to authorize Meridian’s fees and determine the other terms and conditions that govern the engagement

•
The Compensation Committee directs Meridian in the process of delivering and communicating its work product, including its analyses, findings, conclusions, and recommendations

•
In the performance of its duties, Meridian is accountable and reports directly to the Compensation Committee

•
The Compensation Committee may consult with Meridian at any time, with or without members of management present, at the Compensation Committee’s sole discretion

In accordance with regulatory requirements, the Compensation Committee evaluated the following six factors to assess independence and conflicts of interest before it engaged Meridian to perform work in FY 2021:
•
The provision of other services to us by Meridian

•
The amount of fees received by Meridian from us, as a percentage of Meridian’s total revenues

•
Meridian’s policies and procedures designed to prevent conflicts of interest

•
Any business or personal relationship between a member of the Compensation Committee and the regular members of Meridian’s executive compensation team who serve us

•
Any of our stock owned by the regular members of Meridian’s executive compensation team who serve us

•
Any business or personal relationships between our executive officers and the regular members of Meridian’s executive compensation team who serve us

The Compensation Committee also obtained a representation letter from Meridian addressing these six factors and certain other matters related to its independence. Based on the Compensation Committee’s evaluation of these factors and the representations from Meridian, the Compensation Committee concluded that Meridian is an independent adviser and has no conflicts of interest with us.
Stock Ownership Guidelines
To further the goal of aligning the interests of executive officers and nonemployee directors with those of stockholders, we maintain a policy regarding minimum ownership of our shares. These ownership guidelines currently call for the following:
•
The CEO to own shares having a value equal to the lesser of at least six times the CEO’s base salary or 80,000 shares

•
The President to own shares having a value equal to the lesser of at least three times base salary or 20,000 shares

•
Each EVP to own shares having a value equal to the lesser of at least three times base salary or 20,000 shares

•
Each SVP to own shares having a value equal to the lesser of at least two times the executive officer’s base salary or 10,000 shares

•
Each nonemployee director to own shares having a value equal to the lesser of at least five times the nonemployee director’s annual base cash retainer or 6,100 shares

Tetra Tech 2022 Proxy Statement 48

Compensation Discussion and Analysis
Until an executive officer’s or nonemployee director’s stock ownership requirement is met, the executive officer or nonemployee director must retain at least 75% of gain shares resulting from the exercise of a stock option or vesting of a performance share, PSU award, or RSU award. With respect to stock options, “gain shares” means the total number of shares of common stock being exercised less the number of shares, if any, used in the case of a cashless exercise to pay for the exercise price. With respect to PSU awards and RSU awards, gain shares are the total number of shares of common stock subject to any such equity award that vests. Gain shares do not include shares of common stock used to satisfy tax withholding obligations.
Each executive officer and nonemployee director has five years to attain the required ownership level. In addition to shares of common stock, vested but unexercised stock options and vested and unvested PSUs and RSUs count in determining stock ownership for purposes of the stock ownership guidelines. An executive officer or nonemployee director who fails to comply with the stock ownership guidelines will be required to use one-third of any net annual cash bonus or net annual retainer, as applicable, to purchase shares of our stock.
As of FYE 2021, all our directors and executive officers have met our stock ownership guidelines, helping ensure the alignment of their interests with those of our stockholders.
Clawback Policy
If our Company is required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirements under the securities laws, then each executive officer must return to us, or forfeit if not yet paid, a specified amount. The amount is any AIP payment received with respect to an award under our Executive Compensation Plan during the three-year period preceding the date on which our Company is required to prepare the accounting restatement, based on the erroneous data less what would have been paid to the executive officer under the accounting restatement as determined by the Compensation Committee.
Insider Trading, Anti-Hedging, and Anti-Pledging Policy
In addition to the general provisions of our Insider Trading Policy, which prohibits all employees and directors from trading in our securities while in possession of material nonpublic information, the policy also strictly prohibits our employees and directors from engaging in transactions in our securities involving puts, calls, or other derivative securities on an exchange or in any other organized market, selling our securities “short,” or entering into hedging or similar arrangements (e.g., exchange funds) involving our securities. The policy also prohibits our employees and directors from pledging our securities as collateral for a loan or holding our securities in a margin account.
Tax Implications of Executive Compensation
The Compensation Committee considers the tax consequences to the Company and our NEOs when structuring executive compensation.

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Compensation Committee Report
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on its review and these discussions, has recommended to the Board of Directors that the CD&A be included or incorporated by reference into our FY 2021 Annual Report on Form 10-K and FY 2022 proxy statement.
The Compensation Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the individual members of the Committee by writing to the Compensation Committee Chair, c/o Corporate Secretary, Tetra Tech, 3475 E. Foothill Boulevard, Pasadena, California 91107.
Respectfully submitted by:
J. Kenneth Thompson, Chair
Patrick C. Haden
J. Christopher Lewis
Kirsten M. Volpi
This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, unless specifically incorporated by reference therein.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during FY 2021 one of our officers or employees, and no member had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During FY 2021, none of our executive officers served on the board of directors or compensation committee of any other company, which company has or had one or more executive officers who served as a member of our Board of Directors or Compensation Committee.

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Executive Compensation Tables
Executive Compensation Tables
Summary Compensation Table
The following table shows the compensation earned by or awarded to our NEOs during FYs 2021, 2020, and 2019 in accordance with SEC regulations. Compensation as shown in the table does not necessarily reflect the compensation realized by our NEOs for those years. For example, the amounts for 2021 set forth in the Stock Awards column relating to PSUs do not represent the actual amounts realized by our NEOs; rather they represent the aggregate grant date fair value for financial reporting purposes of those PSUs, which cliff vest subject to achievement of the applicable performance goals (based 50% by EPS growth and 50% by relative TSR) at the end of a three-year performance period and ultimately may result in no such compensation being realized by the NEO.
Summary of Executive Compensation by NEO
Name and Principal Position	Year	Salary ($)1	Bonus	Non-Equity Incentive Plan Compensation ($)2	Stock Awards ($)3	Option Awards ($)4	All Other Compensation ($)5	Total ($)
Dan L. Batrack Chairman, CEO	2021	1,090,385	—	2,154,900	4,601,813	—	61,237	7,908,335
	2020	1,037,500	—	1,307,250	3,997,704	—	59,427	6,401,881
	2019	977,212	—	1,509,631	3,964,546	—	47,647	6,499,036
Steven M. Burdick EVP, CFO	2021	562,115	—	708,601	1,035,393	—	44,700	2,350,808
	2020	541,346	—	525,911	761,467	—	45,620	1,874,344
	2019	502,404	—	594,411	747,514	—	49,022	1,893,351
Leslie L. Shoemaker President	2021	562,115	—	708,601	1,035,393	—	44,700	2,350,808
	2020	541,346	—	525,911	761,467	—	36,507	1,865,231
	2019	502,404	—	540,226	747,514	—	35,742	1,825,886
Roger R. Argus SVP, and President, GSG and USG	2021	428,269	—	606,585	805,395	—	47,596	1,887,845
	2020	394,231	—	368,473	543,927	—	48,694	1,355,325
	2019	355,288	—	550,934	402,513	—	53,478	1,362,213
Preston Hopson SVP, General Counsel, and Secretary	2021	428,269	—	511,463	862,941	—	44,860	1,847,533
	2020	394,231	—	358,576	543,927	—	44,726	1,341,460

1 Amounts include any portions of salary deferred under our deferred compensation plan. Increases in base salary, if any, became effective in November of each year and were not retroactive to the beginning of the fiscal year. Accordingly, for a portion of a fiscal year, an NEO who received a base salary increase received base salary at the prior fiscal year’s base salary rate.
2 The amounts listed in this column for FY 2021 reflect the cash awards paid to the NEOs for FY 2021 performance, as further described in the Compensation Discussion and Analysis section on page 31 of this proxy statement and the Grants of Plan Based Awards—FY 2021 table below. The amounts listed in this column for FYs 2020 and 2019 reflect the cash awards paid to the NEOs for performance in those fiscal years.
3 The amounts in this column reflect the aggregate grant date fair value of stock awards granted during the applicable fiscal year, without adjustment for forfeitures, and do not reflect compensation realized by our NEOs. For values realized by our NEOs during FY 2021, see the Value Realized on Vesting column of the Options Exercised and Stock Vested— FY 2021 table on page 55 of this proxy statement. Amounts in 2021 include the grant date fair value of PSUs, without adjustment for forfeitures, which are payable at the end of a three-year performance period provided that the performance objectives are achieved as of the end of the period. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The performance objectives that determine the number of shares that may be earned for the PSUs are (a) as to 50% of the award, growth in EPS, which is a performance condition under FASB ASC Topic 718, and (b) as to 50% of the award, TSR, which is a market condition under FASB ASC Topic 718, relative to the TSR of (i) 16 companies objectively determined based on GICS code and revenue size (25% of award) and (ii) the S&P 1000 (25% of award), in each case computed over the three-year performance period. The performance condition component of the fair value of PSUs was determined based on the fair market value of our common stock on the date of grant. The market condition component of the fair value of the PSUs was determined as of the date of grant using the Monte Carlo simulation method, which uses multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the volatility of our stock price and other assumptions appropriate for determining fair value. Based on those computations, the grant date fair value of the PSU awards granted on November 19, 2020, to each NEO were $121.35 per share for the performance condition component and $184.70 per share for the market condition component. The maximum grant date fair values of the PSUs granted in FY 2021 (200% vesting) were $6,020,616, $1,354,577, $1,354,577, $1,053,794, $1,129,082 for Mr. Batrack, Mr. Burdick, Dr. Shoemaker, Mr. Argus, and Mr. Hopson, respectively. Amounts in 2021 also include the grant date fair value of RSUs, computed in accordance with FASB ASC Topic 718 and without adjustment for forfeitures, using the closing price per share of our common stock on the grant date ($121.35 per share).
4 No stock options were granted in FY 2021. The amounts in this column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock options granted during the applicable fiscal year. For information on the valuation assumptions relating to stock option grants, refer to the note on Stockholders’ Stock Compensation Plans in the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year in which the stock option was granted. There can be no assurance that these grant date fair values will ever be realized by the NEOs.

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Executive Compensation Tables
5 Figures in this column consist of the employer contribution made on behalf of each of the NEOs to our health and welfare benefits and our qualified retirement plan, as well as the reimbursements for vehicle use, financial and tax planning, memberships, and annual physical examinations. Amounts for Mr. Batrack are enumerated in the table below:
Company Contribution to 401(k) Plan	Company Contribution to Health and Welfare Benefits	Automobile Allowance	Memberships	Financial and Tax Planning
$16,950	$13,219	$10,800	$16,268	$4,000

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Executive Compensation Tables
Grants of Plan-Based Awards–FY 2021
The following table provides information regarding grants of plan-based incentive awards made to our NEOs during FY 2021.
		Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Possible Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Shares of Stock or Units (#)	All Other Option Awards: Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Batrack	1	0	1,312,500	2,625,000
	11/19/202				0	19,672	39,344				3,010,308
	11/19/203							13,115			1,591,505
Total											4,601,813
Mr. Burdick	1	0	440,000	880,000
	11/19/202				0	4,426	8,852				677,289
	11/19/203							2,951			358,104
Total											1,035,393
Dr. Shoemaker	1	0	440,000	880,000
	11/19/202				0	4,426	8,852				677,289
	11/19/203							2,951			358,104
Total											1,035,393
Mr. Argus	1	0	300,000	600,000
	11/19/202				0	3,443	6,886				526,897
	11/19/203							2,295			278,498
Total											805,395
Mr. Hopson	1	0	300,000	600,000
	11/19/202				0	3,689	7,378				564,541
	11/19/203							2,459			298,400
Total											862,941

1 This row represents the possible AIP awards for FY 2021. Additional information about these payments appears in the Compensation Discussion and Analysis section on page 31 of this proxy statement. The actual award payments, as determined by the Compensation Committee on November 19, 2021, are included in the Non-Equity Incentive Plan Compensation ($) column of the Summary Compensation Table on page 51 of this proxy statement. The target and maximum values are calculated by multiplying (a) 125% and 250%, respectively, by Mr. Batrack’s annual base salary; (b) 80% and 160%, respectively, by Mr. Burdick’s and Dr. Shoemaker’s annual base salaries; and (c) 75% and 150%, respectively, by Messrs. Argus’s and Hopson’s annual base salaries, each as in effect at the end of FY 2020.
2 The amounts shown in this row reflect, in share amounts, the threshold, target, and maximum potential payouts of PSUs, as further discussed in the Compensation Discussion and Analysis section on page 31 of this proxy statement. The PSUs were granted under the 2018 EIP and cliff vest in shares of our common stock after the end of a three-year performance period, subject to the achievement of the applicable performance goals. Vesting, from 0% to 200% of the award, is completely at-risk and is based 50% upon our EPS growth and 50% upon our relative TSR. For additional details on the grant date fair value of these PSUs, see footnote (3) of the Summary Compensation Table on page 51 of this proxy statement. Dividend equivalents are payable on the underlying PSU shares, but only to the extent that the applicable performance goals are subsequently satisfied and the PSUs vest.
3 The amounts shown in this row reflect the awards of RSUs, as further discussed in the Compensation Discussion and Analysis section on page 31 of this proxy statement. The RSUs were granted under the 2018 EIP and vest as to 25% of the award on November 18, 2021, and on each anniversary of that date until fully vested, subject to the holder’s continuous employment by us through the applicable vesting date. For additional details on the grant date fair value of these RSUs, see footnote (3) of the Summary Compensation Table on page 51 of this proxy statement.

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Executive Compensation Tables
Outstanding Equity Awards at FYE 2021
The following table provides information regarding NEO equity awards outstanding as of October 3, 2021, the FYE 2021.
	Option Awards				Stock Awards
Name	Number of Securities underlying Unexercised Options Exercisable (#)	Securities underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)1	Unearned Shares, Units, or Other Rights Not Vested (#)	Market or Payout Value of Unearned Shares, Units, or Other Rights Not Vested ($)1
Mr. Batrack	—	14,4872	47.95	11/17/27
					4, 4642	677,903
					10,6164	1,612,146
					12,8285	1,948,060
					13,1156	1,991,644
							31,8487	4,836,437
							25,6578	3,896,272
							19,6729	2,987,390
Total	—	14,487			41,023	6,229,753	77,177	11,720,099
Mr. Burdick	—	2,7902	47.95	11/17/27
					8592	130,448
					2,0014	303,872
					2,4435	370,994
					2,9516	448,139
							6,0057	911,919
							4,8878	742,140
							4,4269	672,132
Total	—	2,790			8,254	1,253,452	15,318	2,326,191
Dr. Shoemaker	8,371	2,7902	47.95	11/17/27
					8592	130,448
					2,0014	303,872
					2,4435	370,994
					2,9516	448,139
							6,0057	911,919
							4,8878	742,140
							4,4269	672,132
Total	8,371	2,790			8,254	1,253,452	15,318	2,326,191

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Executive Compensation Tables
	Option Awards				Stock Awards
Name	Number of Securities underlying Unexercised Options Exercisable (#)	Securities underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)1	Unearned Shares, Units, or Other Rights Not Vested (#)	Market or Payout Value of Unearned Shares, Units, or Other Rights Not Vested ($)1
Mr. Argus	—	1,3952	47.95	11/17/27
					4302	65,300
					1,0784	163,705
					1,7455	264,996
					2,2956	348,519
							3,2337	490,963
							3,4918	530,143
							3,4439	522,854
Total	—	1,395			5,548	842,519	10,167	1,543,961
Mr. Hopson	—	—			7503	113,895
					1,0783	163,705
					1,7455	264,996
					2, 4596	373,424
							3,2337	490,963
							3,4918	530,143
							3,6899	560,212
Total	—	—			6,032	916,020	10,413	1,581,318

1 Market value calculated based on a stock price of $151.86, the closing price of our common stock on October 1, 2021, the last trading day of our 2021 fiscal year.
2 Granted on 11/17/17; vests 25% on 11/17/18 and 25% annually for next three years.
3 Granted on 01/29/18; vests 25% on 01/29/19 and 25% annually for next three years.
4 Granted on 11/15/18; vests 25% on 11/18/19 and 25% annually for next three years.
5 Granted on 11/21/19; vests 25% on 11/18/20 and 25% annually for next three years.
6 Granted on 11/19/20; vests 25% on 11/18/21 and 25% annually for next three years.
7 Granted on 11/15/18; cliff vesting following three-year performance period based on EPS growth and relative TSR.
8 Granted on 11/21/19; cliff vesting following three-year performance period based on EPS growth and relative TSR.
9 Granted on 11/19/20; cliff vesting following three-year performance period based on EPS growth and relative TSR.
Outstanding options under the 2015 Equity Incentive Plan (EIP) have a maximum term of 10 years measured from the applicable grant date. Outstanding options under our 2005 EIP have a maximum term of eight years measured from the applicable grant date. All options are subject to earlier termination in the event of the optionee’s cessation of service with us under certain circumstances. The exercise price for each outstanding option is equal to the closing price per share of common stock on the grant date.
Options Exercised and Stock Vested–FY 2021
The following table shows the number of shares acquired by each of the NEOs during FY 2021 through exercising stock options and the vesting of PSUs and RSUs. The table also presents the value realized upon options being exercised and PSUs and RSUs being vested, as calculated, in the case of stock options, based on the difference between the market price of our common stock at exercise

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Executive Compensation Tables
and the option exercise price and, as calculated, in the case of PSUs and RSUs, based on the closing price per share of our common stock on the Nasdaq Global Select Market on the vesting date.
	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Vested (#)1	Value Realized on Vesting ($)
Mr. Batrack	59,112	4,593,381	90,204	11,004,888
Mr. Burdick	19,798	1,575,580	17,294	2,109,868
Dr. Shoemaker	36,904	3,363,438	17,294	2,109,868
Mr. Argus	1,395	107,820	9,054	1,104,588
Mr. Hopson	—	—	1,871	227,940

1 Consists of PSUs and RSUs.
Nonqualified Deferred Compensation–FY 2021
The following table shows each NEO’s contributions and earnings during FY 2021 and account balance as of October 3, 2021, under our DCP.
Name1	Executive Contributions in Last Fiscal Year ($)2	Tetra Tech Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)3	Aggregate Withdrawals or Distributions ($)4	Aggregate Balance at Last Fiscal Year-End ($)5
Mr. Batrack	111,682	—	7,806,821	1,259,562	22,758,399
Mr. Burdick	737,449	—	895,324	—	4,987,682
Dr. Shoemaker	—	—	155,722	—	899,811

1 Mr. Argus and Mr. Hopson are not included in this table because they do not participate in the DCP.
2 These amounts were included in the Salary ($) and/or Non-Equity Incentive Plan Compensation ($) columns, as applicable, of the Summary Compensation Table on page 51 of this proxy statement.
3 None of the amounts are included in the Summary Compensation Table on page 51 of this proxy statement because plan earnings were not preferential or above market. The amount for Mr. Batrack includes $7,283,211, representing the stock price appreciation of Tetra Tech stock units deferred into the DCP. There is no guarantee that the earnings associated with the deferred Tetra Tech stock units will be realized by Mr. Batrack.
4 These amounts were included in the Salary ($) and/or Non-Equity Incentive Plan Compensation ($) columns, as applicable, of the Summary Compensation Table on page 51 of this proxy statement at the time such compensation was earned.
5 As of October 3, 2021, which was the last business day of FY 2021. The amount for Mr. Batrack includes $18,251,294, representing the value of Tetra Tech stock units deferred into the DCP.
The DCP is an unfunded and unsecured deferred compensation arrangement designed to allow the participants to defer a percentage of their base salary, bonuses, director’s fees, and equity awards other than options and invest the deferrals in a manner similar to the way in which our 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Internal Revenue Code. The DCP is designed to comply with Section 409A of the Internal Revenue Code. As required by applicable law, participation in the DCP is limited to our directors and a group of our management employees, which includes our NEOs. Since the adoption of the DCP by the Board of Directors in 2006, we have not made any contribution on behalf of any director or executive officer.
Amounts deferred by each participant pursuant to the DCP are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the DCP are periodically adjusted for earnings and/or losses at rates equal to one or more of the measurement funds selected by the Compensation Committee and elected by participants. Stock unit deferrals represent shares of Tetra Tech common stock and may not be diversified into other investment options.
Potential Payments upon Termination or Change in Control
We do not enter into employment agreements with our NEOs (or any executive officers). The CEO’s employment may be terminated at any time at the discretion of the Board of Directors. The employment of the other NEOs may be terminated at any time by the CEO with the Board’s concurrence. Our NEOs are eligible to participate in the CIC Severance Plan.

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Executive Compensation Tables
Under the CIC Severance Plan, if an NEO’s employment is terminated by us “without cause” or by the NEO “with good reason,” in each case, within two years following (or, in the case of a termination without cause, a 90-day period immediately preceding) a change in control (each, a “qualifying termination”), we will pay or provide the following lump sum cash severance payments:
•
Severance pay equal to their current base salary plus a target bonus for the fiscal year employment terminates times a multiple (2.0 in the case of Mr. Batrack, 1.5 in the cases of Mr. Burdick and Dr. Shoemaker, and 1.0 in the cases of Messrs. Argus and Hopson)

•
A pro rata target bonus for the year of termination, based on the number of days the NEO worked during the year

•
The bonus the NEO earned for the year preceding the year of termination if such bonus has not yet been paid

•
A payment equal to 102% of the cost of providing medical benefits (health, dental, and vision) to the NEO and their dependents substantially similar to those provided immediately prior to such termination date for 24 months (in the case of the Mr. Batrack), 18 months (in the cases of Mr. Burdick and Dr. Shoemaker), or 12 months (in the cases of Messrs. Argus and Hopson)

In addition, pursuant to the terms of the CIC Severance Plan, in connection with a qualifying termination, all outstanding and unvested stock options, restricted stock, and RSUs that vest solely based on continued employment will fully vest, and equity awards that vest in whole or in part on achievement of performance criteria will vest based on actual performance results. No outstanding or unvested equity awards held by our NEOs will automatically vest upon a change in control.
Under the terms of the CIC Severance Plan, if an NEO’s employment is terminated because of their death or disability, in each case, within two years following a change in control, we will pay a pro rata target bonus for the year of termination, based on the number of days the NEO worked during the year, together with the bonus the NEO earned for the year preceding the year of termination if such bonus has not yet been paid.
All severance payments described above are contingent on the execution of a release and continued compliance with the restrictive covenants set forth in the CIC Severance Plan (i.e., confidentiality and non-solicit of employees, clients, suppliers, licensees, or business relations for a post-termination period of 24 months for Mr. Batrack, 18 months for Mr. Burdick and Dr. Shoemaker, and 12 months for Messrs. Argus and Hopson).
Each NEO will also be paid or provided with any unpaid base salary, accrued vacation, and unreimbursed expenses through the date of their employment termination, together with any benefits to which the NEO is entitled under our benefits programs.
The payments and benefits provided for under the CIC Severance Plan will be reduced to the extent that they would trigger excise taxes under Section 4999 of the Internal Revenue Code, unless an NEO would be better off on an after-tax basis, after taking into account all taxes, receiving the full amount of the payments and benefits. In that case, the payments and benefits will not be reduced. In no event is the Company obligated to provide any tax gross-up or similar payment to the NEOs.
A “change in control” for purposes of the CIC Severance Plan generally consists of one or more of the following events:
•
An acquisition by any person of beneficial ownership of securities representing 50% or more of the combined voting power of Tetra Tech’s voting securities (on one date or during any 12-month period)

•
The consummation of a merger, reorganization, or consolidation if Tetra Tech’s stockholders (together with any trustee or fiduciary acquiring securities under any benefit plan) do not own more than 50% of the combined voting power of the merged, reorganized, or consolidated Company’s then outstanding securities (other than a recapitalization in which no person acquires more than 50% of the combined voting power of our outstanding securities)

•
The consummation of a sale of all or substantially all Tetra Tech’s assets (other than a sale to an entity in which our stockholders own 50% or more of the voting securities of such entity)

“Good reason” for purposes of the CIC Severance Plan generally includes any of the following actions by Tetra Tech:
•
A material diminution of the NEO’s base salary, annual bonus opportunity, or both

•
A material diminution in the NEO’s authority, duties, or responsibilities

•
A material diminution in the budget over which the NEO retains authority

•
A material change in the geographic location at which the NEO must perform their services

An NEO will be entitled to terminate their employment for good reason only if they have provided Tetra Tech with notice of the occurrence of a condition described above within 60 days of its initial existence and we have failed to remedy such condition within

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Executive Compensation Tables
30 days after receipt of the notice. An NEO’s employment will be deemed to have been terminated following a change in control by the NEO for good reason if the NEO terminates their employment prior to a change in control for good reason if a good reason condition occurs at the direction of a person or entity who has entered into an agreement with Tetra Tech, the consummation of which will constitute a change in control.
“Cause” means one of the following:
•
The willful and continued failure of the NEO to perform substantially their duties (other than a failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the NEO by the Board of Directors or CEO that specifically identifies the manner in which the Board of Directors or CEO believes that the NEO has not substantially performed their duties

•
The willful engaging by the NEO in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company

For purposes of this definition of “cause,” no act or failure to act on the part of an NEO will be considered “willful” unless it is done, or is not done, by the NEO in bad faith or without reasonable belief that the NEO’s action or omission was in Tetra Tech’s best interests. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of our CEO, one of our executive officers or upon the advice of our legal counsel will be conclusively presumed to be done, or not done, by the NEO in good faith and in our best interests.
Assumptions Regarding the Tables
The tables in this section were prepared as though a change in control occurred on October 3, 2021 (the last business day of Tetra Tech’s most recent fiscal year), and the employment of each of our NEOs was terminated on that date. For purposes of any calculations involving equity awards, we have used the closing share price of Tetra Tech common stock on October 3, 2021, which was $151.86. Tetra Tech is required by the SEC to use these assumptions. The NEOs’ employment was not terminated on October 3, 2021, however, and a change in control did not occur on that date. As a result, there can be no assurance that a termination of employment, a change in control, or both would produce the same or similar results as those described if either or both of them occurred on any other date or at any other price, or if any assumption used in this disclosure is not correct in fact. All amounts presented in the tables below are estimates only. The following are the equity award and annual bonus assumptions:
•
Stock options that vest due to an employment termination “without cause” or “with good reason” within two years following (or, in the case of a termination without cause, 90 days immediately preceding) a change in control are valued based on their option spread (i.e., the excess of fair market value of a share of common stock on October 3, 2021, $151.86 over the exercise price)

•
PSUs and RSUs that vest due to an employment termination “without cause” or “with good reason” within two years following (or, in the case of a termination without cause, 90 days immediately preceding) a change in control are valued based on the number of shares subject to such award multiplied by the fair market value of a share of common stock on October 3, 2021 ($151.86)

•
PSUs are assumed to vest at 100% of target

•
Given that each of the NEO’s employment is assumed to have been terminated on October 3, 2021, for purposes of the tables in this section, any annual bonus with respect to that year would have been earned as of that date under the terms of Tetra Tech’s bonus program. As a result, no amounts with respect to prorated bonuses for the year of termination of employment have been included in the tables

Tetra Tech 2022 Proxy Statement 58

Executive Compensation Tables
Dan L. Batrack
Payment Type	Change in Control ($)	Termination without Cause or with Good Reason in Connection with a Change in Control ($)	Termination Due to Death or Disability in Connection with a Change in Control ($)1	Termination Due to Resignation without Good Reason in Connection with a Change in Control ($)2	Termination Due to Cause in Connection with a Change in Control ($)2
Severance Benefits3	—	4,840,000	—	—	—
Prorated Bonus	—	—	—	—	—
Health Benefits	—	23,952	—	—	—
Accelerated Vesting of Unvested Stock Options4	—	1,505,448	—	—	—
Accelerated Vesting of Unvested Performance Shares/PSUs4	—	11,706,432	—	—	—
Accelerated Vesting of Unvested RSUs4	—	6,229,753	—	—	—
Golden Parachute Cutback (if any)	—	—	—	—	—
Total	—	24,305,585	—	—	—

1 The only cash compensation payable is the prorated bonus, together with the bonus earned from the prior year if not yet paid, any unpaid base salary through the date of termination, and other payments available from life insurance or disability plans.
2 The only cash compensation payable is any unpaid base salary through the date of termination.
3 Payable in a cash lump sum payment.
4 Does not include the value associated with options to purchase our common stock, performance shares, and RSUs that were vested as of October 3, 2021. No PSUs were vested as of that date. Other than with respect to amounts in the Termination without Cause or with Good Reason in Connection with a Change in Control ($) column, does not include any unvested securities. See the Outstanding Equity Awards at FYE 2021 section on page 54 of this proxy statement for information regarding outstanding vested stock options. See the Options Exercised and Stock Vested—FY 2021 section on page 55 of this proxy statement for information regarding performance shares and RSUs that vested in FY 2021.
Steven M. Burdick
Payment Type	Change in Control ($)	Termination without Cause or with Good Reason in Connection with a Change in Control ($)	Termination Due to Death or Disability in Connection with a Change in Control ($)1	Termination Due to Resignation without Good Reason in Connection with a Change in Control ($)2	Termination Due to Cause in Connection with a Change in Control ($)2
Severance Benefits3	—	1,483,125	—	—	—
Prorated Bonus	—	—	—	—	—
Health Benefits	—	17,964	—	—	—
Accelerated Vesting of Unvested Stock Options4	—	—	—	—	—
Accelerated Vesting of Unvested Performance Shares/PSUs4	—	2,326,191	—	—	—
Accelerated Vesting of Unvested RSUs4	—	1,254,060	—	—	—
Golden Parachute Cutback (if any)	—	—	—	—	—
Total	—	5,081,340	—	—	—

1 The only cash compensation payable is the prorated bonus, together with the bonus earned from the prior year if not yet paid, any unpaid base salary through the date of termination, and other payments available from life insurance or disability plans.
2 The only cash compensation payable is any unpaid base salary through the date of termination.
3 Payable in a cash lump sum payment.
4 Does not include the value associated with options to purchase our common stock, performance shares, and RSUs that were vested as of October 3, 2021. No PSUs were vested as of that date. Other than with respect to amounts in the Termination without Cause or with Good Reason in Connection with a Change in Control ($) column, does not include unvested securities issued subsequent to November 3, 2014. See the Outstanding Equity Awards at FYE 2021 section on page 54 of this proxy statement for information regarding outstanding vested stock options. See the Options Exercised and Stock Vested—FY 2021 section on page 55 of this proxy statement for information regarding performance shares and RSUs that vested in FY 2021.

Tetra Tech 2022 Proxy Statement 59

Executive Compensation Tables
Leslie L. Shoemaker
Payment Type	Change in Control ($)	Termination without Cause or with Good Reason in Connection with a Change in Control ($)	Termination Due to Death or Disability in Connection with a Change in Control ($)1	Termination Due to Resignation without Good Reason in Connection with a Change in Control ($)2	Termination Due to Cause in Connection with a Change in Control ($)2
Severance Benefits3	—	1,483,125	—	—	—
Prorated Bonus	—	—	—	—	—
Health Benefits	—	17,964	—	—	—
Accelerated Vesting of Unvested Stock Options4	—	—	—	—	—
Accelerated Vesting of Unvested Performance Shares/PSUs4	—	2,326,191	—	—	—
Accelerated Vesting of Unvested RSUs4	—	1,254,060	—	—	—
Golden Parachute Cutback (if any)	—	—	—	—	—
Total	—	5,081,340	—	—	—

1 The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid, any unpaid base salary through the date of termination and other payments available from life insurance or disability plans.
2 The only cash compensation payable is any unpaid base salary through the date of termination.
3 Payable in a cash lump sum payment.
4 Does not include the value associated with options to purchase our common stock, performance shares, and RSUs that were vested as of October 3, 2021. No PSUs were vested as of that date. Other than with respect to amounts in the Termination without Cause or with Good Reason in Connection with a Change in Control ($) column, does not include unvested securities issued subsequent to November 3, 2014. See the Outstanding Equity Awards at FYE 2021 section on page 54 of this proxy statement for information regarding outstanding vested stock options. See the Options Exercised and Stock Vested—FY 2021 section on page 55 of this proxy statement for information regarding performance shares and RSUs that vested in FY 2021.
Roger R. Argus
Payment Type	Change in Control ($)	Termination without Cause or with Good Reason in Connection with a Change in Control ($)	Termination Due to Death or Disability in Connection with a Change in Control ($)1	Termination Due to Resignation without Good Reason in Connection with a Change in Control ($)2	Termination Due to Cause in Connection with a Change in Control ($)2
Severance Benefits3	—	761,250	—	—	—
Prorated Bonus	—	—	—	—	—
Health Benefits	—	9,276	—	—	—
Accelerated Vesting of Unvested Stock Options4	—	144,954	—	—	—
Accelerated Vesting of Unvested Performance Shares/PSUs4	—	$1,543,961	—	—	—
Accelerated Vesting of Unvested RSUs4	—	842,671	—	—	—
Golden Parachute Cutback (if any)	—	—	—	—	—
Total	—	3,302,112	—	—	—

1 The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid, any unpaid base salary through the date of termination, and other payments available from life insurance or disability plans.
2 The only cash compensation payable is any unpaid base salary through the date of termination.
3 Payable in a cash lump sum payment.
4 Does not include the value associated with options to purchase our common stock, performance shares, and RSUs that were vested as of October 3, 2021. No PSUs were vested as of that date. Other than with respect to amounts in the Termination without Cause or with Good Reason in Connection with a Change in Control ($) column, does not include unvested securities issued subsequent to November 3, 2014. See the Outstanding Equity Awards at FYE 2021 section on page 54 of this proxy statement for information regarding outstanding vested stock options. See the Options Exercised and Stock Vested—FY 2021 section on page 55 of this proxy statement for information regarding performance shares and RSUs that vested in FY 2021.

Tetra Tech 2022 Proxy Statement 60

Executive Compensation Tables
Preston Hopson
Payment Type	Change in Control ($)	Termination without Cause or with Good Reason in Connection with a Change in Control ($)	Termination Due to Death or Disability in Connection with a Change in Control ($)1	Termination Due to Resignation without Good Reason in Connection with a Change in Control ($)2	Termination Due to Cause in Connection with a Change in Control ($)2
Severance Benefits3	—	761,250	—	—	—
Prorated Bonus	—	—	—	—	—
Health Benefits	—	6,120	—	—	—
Accelerated Vesting of Unvested Stock Options4	—	—	—	—	—
Accelerated Vesting of Unvested Performance Shares/PSUs4	—	1,581,318	—	—	—
Accelerated Vesting of Unvested RSUs4	—	818,222	—	—	—
Golden Parachute Cutback (if any)	—	72,627	—	—	—
Total	—	3,094,282	—	—	—

1 The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid, any unpaid base salary through the date of termination and other payments available from life insurance or disability plans.
2 The only cash compensation payable is any unpaid base salary through the date of termination.
3 Payable in a cash lump sum payment.
4 Does not include the value associated with options to purchase our common stock, performance shares, and RSUs that were vested as of October 3, 2021. No PSUs were vested as of that date. Other than with respect to amounts in the Termination without Cause or with Good Reason in Connection with a Change in Control ($) column, does not include unvested securities issued subsequent to November 3, 2014. See the Outstanding Equity Awards at FYE 2021 section on page 54 of this proxy statement for information regarding outstanding vested stock options. See the Options Exercised and Stock Vested—FY 2021 section on page 55 of this proxy statement for information regarding performance shares and RSUs that vested in FY 2021.
Equity Compensation Plan Information
The following table provides information as of October 3, 2021, about the shares of Tetra Tech common stock that may be issued under our existing equity compensation plans. All of our existing plans have been approved by our stockholders. A majority of our employees are eligible to participate in the Employee Stock Purchase Plan (ESPP) and the 2018 EIP, subject to certain limitations, terms, and conditions.
Equity Compensation Plans Approved by Stockholders1
Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)2	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights3	Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column) (#)
213,582	$38.80	2,823,9134

1 Consists of the 2018 EIP, the 2015 EIP (under which options and awards are no longer granted), the 2005 EIP (under which options and awards are no longer granted), and the ESPP.
2 Excludes purchase rights under our ESPP for the purchase right period that commenced on January 1, 2021, and ended on December 15, 2021. Excludes 131,756 deferred, vested rights to receive shares pursuant to the Tetra Tech DCP.
3 Represents the weighted average exercise price of outstanding stock options only.
4 Consists of 2,496,900 shares available under the 2018 EIP and 611,265 shares available under the ESPP. Shares available under the 2018 EIP can be used for any type of award available under that plan, including options, restricted stock, and RSU awards.

Tetra Tech 2022 Proxy Statement 61

Executive Compensation Tables
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, Tetra Tech is providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Batrack, our Chairman of the Board and CEO. The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K and based upon our reasonable judgment and assumptions. For FY 2021, CEO compensation, which was earned but not realized, was $7,908,335, the median employee compensation was $82,239, and our estimate of the CEO pay ratio was 96.
To determine the median employee compensation, we reviewed compensation data from the Tetra Tech global employee population on July 1, 2021. This global population on July 1, 2021, was 18,051. The U.S. portion of this population was 9,392. For purposes of determining the median employee compensation, 917 international employees were excluded1. After exclusions, the total population from which the median employee compensation was determined was 17,134. To identify the median employee compensation, earnings during the 39-week period of October 1, 2020, through July 1, 2021, were collected. Non-U.S. dollar earnings were converted to U.S. dollars based on the exchange rate on July 1, 2021. For employees who worked a partial year because of a hire date that fell after the start of the fiscal year, earnings were annualized. Earnings were not annualized for casual employees.

1 This exclusion amounted to 5% of the global population. Countries from which all employees were excluded (and their respective headcounts) Afghanistan (414), Bulgaria (1), Cambodia (62), Central African Republic (26), Egypt (55), Ethiopia (52), India (19), Liberia (15), Mali (3), Madagascar (33), Morocco (12), Nepal (2), Philippines (19), Sri Lanka (32), Tonga (1), Turkey (56), Tuvalu (6), Uganda (47), Uzbekistan (17), and Zimbabwe (45).

Tetra Tech 2022 Proxy Statement 62

Item 3: Ratification of Appointment of Independent Registered Public Accounting Firm
Item 3: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as Tetra Tech’s independent registered public accounting firm for the 2022 fiscal year, and our Board is seeking stockholder ratification of the appointment. Stockholder ratification is not required by our bylaws or applicable laws and regulations. Our Board, however, annually submits the appointment for stockholder ratification as a matter of good corporate governance. If stockholders were not to ratify the appointment, the Audit Committee would reconsider whether to retain PwC, but could do so at the Audit Committee’s discretion. In addition, even if the appointment is ratified, the Audit Committee could subsequently appoint a different independent registered public accounting firm without stockholder approval if the Committee was to determine that action would be in the best interests of our company and stockholders.
PwC has been our independent registered public accounting firm since FY 2004 and served in that capacity for the 2021 fiscal year. PwC is knowledgeable about our operations and accounting practices and is well qualified to act as our independent registered public accounting firm. Some governance stakeholders have suggested that a long-tenured auditor poses an independence risk. The Audit Committee, however, has several practices in place that mitigate this potential risk, including the following:
•
Review of all non-audit services and engagements provided by PwC in annually assessing PwC’s independence

•
Periodic consideration of whether to change the independent registered public accounting firm based on its assessment of PwC’s audit quality, performance, compensation, and independence

•
Regular meetings with PwC without management present and with management without PwC present

•
Involvement in the interview and selection process for any new lead audit partner

In order to regularly bring a fresh perspective to the audit engagement, a new lead audit partner is designated at least every five years. The Audit Committee Chair interviewed the partner prior to this designation, and the Audit Committee as a whole was directly involved with members of senior management and PwC in making the selection.
In determining whether to reappoint PwC, the Audit Committee considered the qualifications, performance, and independence of the firm and the audit engagement team; the quality of its discussion with PwC; and the fees charged by PwC for the level and quality of services provided. Although no formal statement from PwC is planned, representatives of the firm will be present at the Annual Meeting to answer appropriate questions from stockholders.
Recommendation of Board of Directors
Our Board of Directors recommends that you vote FOR ratification of the appointment of PwC as Tetra Tech’s independent registered public accounting firm for the 2022 fiscal year. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.
Auditor Independence
PwC has confirmed that it is in compliance with all rules, standards, and policies of the Public Company Accounting Oversight Board (PCAOB) and the regulations of the SEC governing auditor independence. The Audit Committee considers at least annually whether PwC’s provision of non-audit services is compatible with maintaining auditor independence.

Tetra Tech 2022 Proxy Statement 63

Item 3: Ratification of Appointment of Independent Registered Public Accounting Firm
Auditor Fees
The following is a summary of the fees PwC has billed Tetra Tech for professional services rendered for the fiscal years ended October 3, 2021, and September 27, 2020.
Fee Category	FY 2021 Fees	FY 2020 Fees
Audit Fees	$3,452,954	$3,327,041
Tax Fees	127,059	227,425
All Other Fees	4,500	4,500
Total Fees	$3,584,513	$3,558,966
Audit Fees
These fees are billed for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting, for the reviews of the interim consolidated financial statements included in our quarterly reports, and for services that are normally provided by PwC in connection with statutory and regulatory filings or other engagements.
Tax Fees
These fees are billed for professional services for tax compliance, tax advice, tax planning, and tax returns. These services include assistance regarding federal, state, and international tax compliance; assistance with tax reporting requirements, tax returns, and audit compliance; M&A tax compliance; and tax advice on international and state tax matters. None of these services was provided under contingent fee arrangements.
All Other Fees
These fees are associated with annual license fees for software used by management in performing technical research and ensuring completeness of financial statement disclosures.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, subject to limited discretionary authority granted to our executive management. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee on the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve specific services on a case-by-case basis. The Audit Committee pre-approved all audit and permissible non-audit services provided by PwC in FY 2020 and FY 2021 in accordance with this policy.

Tetra Tech 2022 Proxy Statement 64

Audit Committee Report
Audit Committee Report
Management is responsible for Tetra Tech’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, but the Committee is not responsible for preparing the Company’s financial statements or auditing those financial statements, which are the responsibilities of management and the independent auditors, respectively.
The Audit Committee has reviewed with PwC the matters required to be discussed with the Committee under generally accepted auditing standards. The Audit Committee has also discussed with the Company’s management auditors and PwC the overall scope and plan for their respective audits. The Audit Committee meets regularly with the management auditors and independent auditors to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended October 3, 2021. In connection with that review, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also reviewed management’s report on its assessment of internal controls over financial reporting, as required under the Sarbanes-Oxley Act of 2002. In its report, management provided a positive assertion that internal controls over financial reporting were in place and operating effectively as of October 3, 2021.
The Audit Committee has discussed the consolidated financial statements with PwC, as well as the matters required to be discussed pursuant to Auditing Standard 1301, Communications with Audit Committees. The Audit Committee has also received a letter from PwC regarding its independence from the Company as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, has discussed with PwC the independence of the firm, and has considered all of the above communications, as well as all audit, audit-related, and non-audit services provided by PwC. With reliance upon the foregoing, the Audit Committee has determined that PwC is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act of 1933, as amended, and the regulations thereunder adopted by the SEC and the PCAOB.
Based on the reviews and discussions detailed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for FYE October 3, 2021, as filed with the SEC.
Respectfully submitted by:
Gary R. Birkenbeuel, Chair
J. Christopher Lewis
Kimberly E. Ritrievi
Kirsten M. Volpi
This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement, unless specifically incorporated by reference herein.

Tetra Tech 2022 Proxy Statement 65

Security Ownership Information
Security Ownership Information
Security Ownership of Management and Significant Stockholders
The following table sets forth information known to Tetra Tech with respect to beneficial ownership of our common stock at January 3, 2022, by:
•
All those persons known by us to own beneficially more than 5% of our common stock

•
Each director and director nominee

•
Our NEOs

•
All directors and executive officers as a group

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of January 3, 2022, includes shares of common stock that such person or group had the right to acquire on or within 60 days after January 3, 2022, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table include only options to purchase shares exercisable on or within 60 days after January 3, 2022. Unless otherwise indicated, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of (1) the 53,999,088 shares of common stock outstanding on January 3, 2022, and (2) any shares such person or group has the right to acquire on or within 60 days after January 3, 2022.
Beneficial Ownership of Common Stock
Name of Beneficial Owner1	Shares Beneficially Owned (#)	Percentage Owned
BlackRock, Inc.2	6,728,577	12.50
The Vanguard Group, Inc.3	5,144,221	9.57
Roger R. Argus	2,081	*
Dan L. Batrack	48,138	*
Gary R. Birkenbeuel4	6,070	*
Steven M. Burdick	44,436	*
Patrick C. Haden	3,380	*
Preston Hopson	7,924	*
J. Christopher Lewis5	87,296	*
Joanne M. Maguire6	28,932	*
Kimberly E. Ritrievi	32,581	*
Leslie L. Shoemaker7	77,182	*
J. Kenneth Thompson8	35,208	*
Kirsten M. Volpi9	21,560	*
All directors and executive officers as a group (19 persons)10	649,187	1.20
* Less than 1%.

1 Unless otherwise indicated, the address of each person in this table is c/o Tetra Tech, 3475 E. Foothill Boulevard, Pasadena, California 91107, Attention: Corporate Secretary.
2 All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 12), as of December 31, 2020, filed by BlackRock, Inc. with the SEC on January 27, 2021, whose address is 55 East 52nd Street, New York, New York 10055. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 6,619,268 shares of our common stock and sole dispositive power over 6,728,577 shares of our common stock.
3 All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 10), as of December 31, 2020, filed by The Vanguard Group, Inc. (Vanguard) with the SEC on February 10, 2021, whose address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to the Schedule 13G/A, Vanguard has sole voting power over 0 shares of our common stock, shared voting power over 124,289 shares of our common stock, sole dispositive power over 4,977,884 shares of our common stock, and shared dispositive power over 166,337 shares of our common stock.
4 Includes options to purchase 243 shares that are exercisable on or within 60 days after January 3, 2022.

Tetra Tech 2022 Proxy Statement 66

Security Ownership Information
5 Includes options to purchase 16,800 shares that are exercisable on or within 60 days after January 3, 2022.
6 Includes options to purchase 16,400 shares that are exercisable on or within 60 days after January 3, 2022.
7 Includes options to purchase 11,161 shares that are exercisable on or within 60 days after January 3, 2022.
8 Includes options to purchase 8,400 shares that are exercisable on or within 60 days after January 3, 2022.
9 Includes options to purchase 7,025 shares that are exercisable on or within 60 days after January 3, 2022.
10 Includes options to purchase 126,427 shares that are exercisable on or within 60 days after January 3, 2022.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and owners of more than 10% of our equity securities (collectively, our insiders) to timely file initial reports of ownership and reports of changes in ownership with the SEC. Due to the complexity of SEC reporting rules, we undertake to file these reports on behalf of our directors and executive officers and have instituted procedures to assist them with complying with their reporting obligations. To our knowledge, based solely on our review of SEC filings, our records, and written representations from certain of our insiders that no other reports were required to have been filed, we believe that all our insiders timely complied with the Section 16(a) filing requirements applicable to them during FY 2021.
Related Person Transactions
Our Board of Directors has adopted a written related person transactions policy. Under the policy, the Audit Committee (or other committee designated by the NCG Committee) reviews transactions between Tetra Tech and related persons. For purposes of the policy, a “related person” is a director, executive officer, nominee for director, or beneficial owner of more than 5% of our common stock, in each case, since the beginning of the last fiscal year, and their immediate family members.
Related person transactions that do not fall into certain pre-approved categories in accordance with Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, must be reviewed by our Disclosure Committee, which consists of an internal team of senior representatives from our finance, accounting, legal, human resources, tax, treasury, investor relations, and information technology departments. The Disclosure Committee determines whether a related person could have a significant interest in the transaction, and, if so, the transaction is referred to the Audit Committee (or other designated committee). Transactions also may be identified through our Code of Business Conduct, our quarterly certification process, or our other policies and procedures and reported to the Audit Committee (or other designated committee). The Audit Committee will review the material facts of all related person transactions and either approve, ratify, rescind, or take other appropriate action (in its discretion) with respect to the transaction.
Tetra Tech had no related person transactions in FY 2021.

Tetra Tech 2022 Proxy Statement 67

Meeting and Voting Information
Meeting and Voting Information
This proxy statement is being furnished to stockholders on behalf of our Board to solicit proxies for the Annual Meeting to be held on Tuesday, March 1, 2022, at 10:00 a.m. Pacific Time, at the Westin Pasadena, 191 North Los Robles Avenue, Pasadena, California 911011, and at any adjournment or postponement thereof. The items of business to be acted upon at the meeting are set forth in the Notice of 2022 Annual Meeting of Stockholders appearing at the beginning of this proxy statement.
Delivery of Annual Report on Form 10-K
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for FYE October 3, 2021, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to our Corporate Secretary, Tetra Tech, 3475 E. Foothill Boulevard, Pasadena, California 91107. Our Annual Report on Form 10-K is also available at tetratech.com.
Delivery of Proxy Materials
We have elected to provide access to our proxy materials on the internet. Accordingly, we are sending the Notice of 2022 Annual Meeting of Stockholders (“Notice”) to our stockholders of record. Brokers, banks, and other nominees (collectively, nominees) who hold shares on behalf of the beneficial owners (also called “street name holders”) will send a similar notice to beneficial owners. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice or to request a printed copy of the proxy materials. Instructions on how to request printed proxy materials by mail, including an option to receive paper copies in the future, are provided in the Notice and on the website referred to in the Notice.
We intend to mail this proxy statement, together with a proxy card, to stockholders entitled to vote at the Annual Meeting who properly request paper copies of these materials within three business days of request. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides to you.
Householding
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of our proxy materials, including this proxy statement and our Annual Report, to stockholders sharing the same address who did not receive the Notice and who did not otherwise notify us of their desire to receive multiple copies of our proxy materials. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. Householding affects only the delivery of proxy materials; it has no impact on the delivery of dividend checks.
We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you wish to receive an additional copy of our proxy materials, or if you received multiple copies of our proxy materials and wish to request householding in the future, you may make such request by writing to our Corporate Secretary at Tetra Tech, 3475 E. Foothill Boulevard, Pasadena, California 91107.
If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy materials in future years, you may call Broadridge Investor Communications Solutions, Inc. toll free at (800) 542-1061 or write to them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Shares Entitled to Vote
Stockholders of record as of the close of business on January 3, 2022, are entitled to notice of, and to vote at, the Annual Meeting. Our only class of shares outstanding is common stock, and there were 53,999,088 shares of our common stock outstanding on January 3, 2022. Pursuant to our bylaws, a list of stockholders entitled to vote will be available for inspection at least 10 days before the Annual Meeting and at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held on the record date.

1 In the event that we are unable to hold the meeting at this location due to COVID-19 pandemic-related government or public health orders, we will provide further details in a supplement to the proxy statement.

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Voting Your Shares
Voting in Person
You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares in street name, you may vote in person at the meeting only if you properly request and receive a legal proxy in your name from the nominee that holds your shares. See Shares Registered in Street Name below.
If you hold your shares of common stock as a record holder (i.e., directly in your name), your method of voting differs depending on whether you are viewing this proxy statement on the internet or reviewing a paper copy, as follows:
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If you received a notice of internet availability or an email, you may vote your shares by (1) submitting a proxy on the internet by following the instructions on the website or (2) requesting a paper copy of the proxy materials and following one of the methods described below

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If you received a paper proxy card or voting instruction card, you may vote your shares by (1) submitting a proxy by telephone or on the internet by following the instructions on the proxy card or (2) completing, dating, and signing the proxy card included with the proxy statement and returning it in the pre-addressed, postage-paid envelope provided

We encourage you to vote by telephone or on the internet since those methods immediately record your vote and allow you to confirm that your vote has been properly recorded. If you vote by internet or telephone, then you need not return a written proxy card by mail.
Shares Registered in Street Name
If you hold your shares of common stock in street name, which means your shares are held of record by a nominee, you will receive instructions from your nominee on how to vote your shares. Your nominee will allow you to deliver your voting instructions over the internet and might also permit you to vote by telephone. In addition, if you received a printed copy of this proxy statement, you may submit your voting instructions by completing, dating, and signing the voting instruction form included with the proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided. If you vote by internet or telephone, then you need not return a written voting instruction form by mail.
Manner of Voting in the Absence of Instructions
In the event that you return a signed and valid proxy card on which no directions are specified, your shares will be voted in the following manner:
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FOR the election of the seven directors nominated by our Board to serve one-year terms.

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FOR the approval, on an advisory basis, of our executive compensation.

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FOR the ratification of the appointment of PwC as our independent registered public accounting firm for FY 2022.

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In the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Deadline for Voting
If you are a stockholder of record, your proxy must be received by telephone or via the internet by 11:59 p.m. Eastern Time on February 28, 2022, for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed set of proxy materials, you also have the option of completing, signing, dating, and returning the proxy card enclosed with the proxy materials before the Annual Meeting for your shares to be voted at the meeting. If you hold your shares of common stock in street name, please comply with the deadlines included in the voting instructions provided by the nominee that holds your shares.
Revoking Your Proxy or Changing Your Vote
A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is acted upon at the Annual Meeting by (1) submitting another proxy by telephone or on the internet (only your last voting instructions will be counted); (2) sending a later dated paper proxy; (3) delivering to our Corporate Secretary a written notice of revocation prior to the voting of the proxy at the

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Annual Meeting; or (4) voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy. Any change to your proxy provided by telephone or via the internet must be submitted by 11:59 p.m. Eastern Time on February 28, 2022.
If your shares are held in street name, you may change your vote by submitting new voting instructions to your nominee. You must contact your nominee to find out how you can change your vote.
Quorum and Votes Required
Votes cast by proxy or in person at the Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the independent agent appointed as inspector of election by our Board. The inspector of election will also determine whether a quorum is present.
At the Annual Meeting, the existence of a quorum and tabulation of votes is determined as follows:
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The presence in person or representation by proxy of a majority of the outstanding shares of common stock on the record date and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Shares represented by proxies that reflect abstentions or “broker nonvotes” (which are shares held by a nominee that are represented and voted on a routine matter at the meeting, but with respect to which the nominee is not empowered to vote on another nonroutine matter at the meeting) will be counted as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. The items scheduled to be considered at the Annual Meeting all are “nonroutine” under the applicable rules, except for Item 3, ratification of appointment of our independent registered public accounting firm. Nominees are prohibited from voting on nonroutine items in the absence of instructions from the beneficial owners of the shares. As a result, if you hold your shares in street name and do not submit voting instructions to your nominee, your shares will be voted on Item 3 in the manner directed by your nominee, but will not be voted on Item 1, election of directors, or Item 2, advisory vote to approve executive compensation, and will constitute broker nonvotes on each such item. We urge you to promptly provide voting instructions to your nominee so that your vote is counted for Item 1 and Item 2.

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Because there is no cumulative voting and this is an uncontested election, each of the director nominees named in Item 1 receiving a majority of the votes cast will be elected as a director (for these purposes, “a majority of votes cast” means that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” that director’s election). Abstentions and broker nonvotes will not count as a vote cast for or against a nominee’s election and, therefore, will have no effect in determining whether a director nominee has received a majority of the votes cast.

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For Item 2, advisory vote to approve executive compensation, and Item 3, ratification of appointment of our independent registered public accounting firm, the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote on the item will be the act of the stockholders. Abstentions as to a particular item will have the same effect as a vote against that item. Broker nonvotes will have no effect on the vote for Item 2. Ratifying the appointment of our independent registered public accounting firm is considered a routine matter on which brokers may vote in their discretion on behalf of beneficial owners. Accordingly, broker nonvotes should not be applicable for Item 3. Also, Item 2 and Item 3 are advisory only and are not binding on our Company. Our Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the advisory vote by stockholders.

Voting on Additional Business
As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting, however, votes will be cast in respect of any such other business in accordance with the best judgment of the persons acting pursuant to the proxies.
Vote Results
We intend to announce preliminary voting results at the conclusion of the Annual Meeting. We expect to report final voting results in a Current Report on Form 8-K filed with the SEC on or before four business days following the Annual Meeting.
Proxy Solicitation
Tetra Tech will bear all costs related to this solicitation of proxies. Some of our employees may solicit proxies in person, by telephone, or by email; those employees will not receive any additional compensation for their proxy solicitation efforts. We will reimburse

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banks, brokers, and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding our proxy materials to beneficial stockholders. You can help reduce these costs by electing to access proxy materials electronically.
Electronic Access to Proxy Materials and Annual Report
Instead of receiving paper copies of proxy statements and annual reports by mail in the future, you can elect to receive an email message that will provide a link to those documents on the internet. By opting to access proxy materials via the internet, you will be able to access them more quickly, save us the cost of printing and mailing them to you, reduce the amount of mail you receive from us, and help us preserve environmental resources.
You may enroll to access proxy materials and annual reports electronically for future Annual Meetings by registering online at the following website: proxyvote.com. If you vote on the internet, simply follow the prompts on the voting website to link to the electronic enrollment website.
Annual Meeting Procedures
You are entitled to attend the Annual Meeting if you were a stockholder of record or a beneficial owner of our common stock on January 3, 2022, or you hold a valid legal proxy for the Annual Meeting. If you are a stockholder of record, you may be asked to present valid picture identification, such as a driver’s license or passport, for admission to the Annual Meeting.
If your shares are registered in the name of a nominee, you may be asked to provide proof of beneficial ownership as of January 3, 2022, such as a brokerage account statement, a copy of the Notice or voting instruction form provided by your nominee, or other similar evidence of ownership, as well as picture identification for admission. If you wish to be able to vote in person at the Annual Meeting, you must obtain a legal proxy from your nominee and present it to the inspector of election with your ballot.
Submission of Stockholder Items for 2023 Annual Meeting
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials
Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For proposals to be included in our proxy materials for our 2023 Annual Meeting, all applicable requirements of Rule 14a-8 must be satisfied and the proposals must be received no later than September 20, 2022. Proposals should be delivered to the Corporate Secretary, Tetra Tech, 3475 E. Foothill Boulevard, Pasadena, California 91107.
Requirements for Stockholder Proposals and Nomination of Director Candidates Not Intended for Inclusion in Our Proxy Materials
Our bylaws provide that stockholders seeking to present a proposal or nominate a director for election to our Board at the 2023 Annual Meeting but not intending for the proposal to be included in the proxy statement for that Annual Meeting must have given timely notice thereof in writing to the Corporate Secretary of Tetra Tech not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. To be timely for the 2023 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary at our principal executive offices on or between October 31, 2022, and November 30, 2022. In the event that the Annual Meeting is called for a date that is not within 30 days of the anniversary of the date on which the immediately preceding Annual Meeting of stockholders was held, however, to be timely, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to that Annual Meeting nor later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the date on which the date of the Annual Meeting is first publicly announced. The public announcement of an adjournment of an Annual Meeting of stockholders will not commence a new time period for the stockholder giving notice as provided above. A stockholder’s notice to the Secretary must provide the information required by our bylaws on each matter the stockholder proposes to bring before the Annual Meeting.
Pursuant to our bylaws, the chairman of the Annual Meeting will have the power and duty to determine whether a nomination or any business proposed to be brought before the Annual Meeting was made, or proposed, in accordance with the bylaws. Any proposed nomination or business that does not fully comply with the notice requirements of our bylaws will be disregarded and will not be brought before the 2023 Annual Meeting.

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Other Matters
Our Board of Directors knows of no other matters to be presented for stockholder action at the 2022 Annual Meeting. If other matters properly come before the meeting or any adjournments or postponements thereof, however, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.
By order of the Board of Directors,
Preston Hopson
Senior Vice President, General Counsel, and Secretary
Pasadena, California
January 2022

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TETRA TECH

3475 East Foothill Boulevard
Pasadena, CA 91107

Tel: +1(626)351-4664
tetratech.com

TETRA TECH, INC. C/O COMPUTERSHARE P.O. BOX 43070 PROVIDENCE, RI 02940-3070 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 28, 2022. Follow the instructions to obtain your records to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 28, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D63978-P64875 D63978-P64875 DETACH AND RETURN THIS PORTION ONLY DETACH AND RETURN THIS PORTION ONLY TETRA TECH, INC. TETRA TECH, INC. 1. Election of Directors Nominees: For Against Abstain 1a. Dan L. Batrack 1b. Gary R. Birkenbeuel 1c. J. Christopher Lewis 1d. Joanne M. Maguire 1e. Kimberly E. Ritrievi 1f. J. Kenneth Thompson 1g. Kirsten M. Volpi The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To approve, on an advisory basis, the Company's executive compensation; 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2022. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. All joint holders must sign. If signing as attorney, executor, administrator, or other fiduciary, please include full title. If a corporation or partnership, please include full corporate or partnership name and name of authorized officer signing. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com. D63979-P64875 P64875TETRA TECH, INC. Annual Meeting of Stockholders March 1, 2022, 10:00 AM Pacific Time This proxy is solicited by the Board of DirectorsThis proxy, when properly executed, will be voted in the manner directed herein or, if no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations with respect to the election of directors and proposals 2 and 3, and in the discretion of the proxy holder(s) as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.The stockholder(s) hereby revoke(s) all prior proxies to vote at the Annual Meeting or any postponement or adjournment thereof and appoint(s) Dan L. Batrack and Preston Hopson, and each of them, as proxies, each with full power of substitution, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot and any other matters which may properly come before the Annual Meeting and all postponements or adjournments of the Annual Meeting, all of the shares of common stock of TETRA TECH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting to be held at 10:00 AM Pacific Time on March 1, 2022, at The Westin Pasadena, 191 North Los Robles Avenue, Pasadena, CA 91101, and any postponement or adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU CHOOSE TO VOTE BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY.Complete and sign on the reverse side